                                                                  EXECUTION COPY

                                                                    Exhibit 10.1

================================================================================





                                CREDIT AGREEMENT

                          dated as of November 28, 2001



                                      among


                            ADVANCE AUTO PARTS, INC.,


               ADVANCE STORES COMPANY, INCORPORATED, as Borrower,


                            The Lenders Party Hereto


                                       and


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                           ___________________________


                          J.P. MORGAN SECURITIES INC.,
                   as Sole Lead Arranger and Sole Bookrunner,

                                       and

                         CREDIT SUISSE FIRST BOSTON and
                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agents





================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.  Defined Terms ..............................................    1
SECTION 1.02.  Classification of Loans and Borrowings .....................   35
SECTION 1.03.  Terms Generally ............................................   36
SECTION 1.04.  Accounting Terms; GAAP; Fiscal Month .......................   36

                                   ARTICLE II

                                   The Credits
                                   -----------

SECTION 2.01.  Commitments ................................................   37
SECTION 2.02.  Loans and Borrowings .......................................   37
SECTION 2.03.  Requests for Borrowings ....................................   38
SECTION 2.04.  Swingline Loans ............................................   39
SECTION 2.05.  Letters of Credit ..........................................   41
SECTION 2.06.  Funding of Borrowings ......................................   47
SECTION 2.07.  Interest Elections .........................................   48
SECTION 2.08.  Termination and Reduction of Commitments ...................   50
SECTION 2.09.  Repayment of Loans; Evidence of Debt .......................   50
SECTION 2.10.  Amortization of Term Loans .................................   51
SECTION 2.11.  Prepayment of Loans ........................................   53
SECTION 2.12.  Fees .......................................................   55
SECTION 2.13.  Interest ...................................................   56
SECTION 2.14.  Alternate Rate of Interest .................................   58
SECTION 2.15.  Increased Costs ............................................   58
SECTION 2.16.  Break Funding Payments .....................................   60
SECTION 2.17.  Taxes ......................................................   60
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs    62
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders .............   65

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.  Organization; Powers .......................................   66
SECTION 3.02.  Authorization; Enforceability ..............................   66
SECTION 3.03.  Governmental Approvals; No Conflicts .......................   66

SECTION 3.04.  Financial Condition; No Material Adverse Change....................... 67
SECTION 3.05.  Properties............................................................ 68
SECTION 3.06.  Litigation and Environmental Matters.................................. 69
SECTION 3.07.  Compliance with Laws and Agreements................................... 69
SECTION 3.08.  Investment and Holding Company Status................................. 70
SECTION 3.09.  Taxes................................................................. 70
SECTION 3.10.  ERISA................................................................. 70
SECTION 3.11.  Disclosure............................................................ 70
SECTION 3.12.  Subsidiaries.......................................................... 71
SECTION 3.13.  Insurance............................................................. 71
SECTION 3.14.  Labor Matters......................................................... 71
SECTION 3.15.  Solvency.............................................................. 72
SECTION 3.16.  Senior Indebtedness................................................... 72
SECTION 3.17.  Security Documents.................................................... 72

                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.01.  Effective Date........................................................ 74
SECTION 4.02.  Each Credit Event..................................................... 79

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information............................ 80
SECTION 5.02.  Notices of Material Events............................................ 82
SECTION 5.03.  Information Regarding Collateral...................................... 83
SECTION 5.04.  Existence; Conduct of Business........................................ 84
SECTION 5.05.  Payment of Obligations................................................ 84
SECTION 5.06.  Maintenance of Properties............................................. 84
SECTION 5.07.  Insurance............................................................. 84
SECTION 5.08.  Casualty and Condemnation............................................. 85
SECTION 5.09.  Books and Records; Inspection and Audit Rights........................ 86
SECTION 5.10.  Compliance with Laws.................................................. 87
SECTION 5.11.  Use of Proceeds and Letters of Credit................................. 87
SECTION 5.12.  Additional Subsidiaries............................................... 88
SECTION 5.13.  Further Assurances.................................................... 88
SECTION 5.14.  Collection Deposit Accounts........................................... 89
SECTION 5.15.  Designated Senior Indebtedness........................................ 89

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities...............................  90
SECTION 6.02.  Liens.................................................................  92
SECTION 6.03.  Fundamental Changes...................................................  93
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions.............  94
SECTION 6.05.  Asset Sales...........................................................  97
SECTION 6.06.  Hedging Agreements....................................................  98
SECTION 6.07.  Restricted Payments; Certain Payments of Indebtedness.................  99
SECTION 6.08.  Transactions with Affiliates.......................................... 103
SECTION 6.09.  Restrictive Agreements................................................ 104
SECTION 6.10.  Amendment of Material Documents....................................... 105
SECTION 6.11.  Sale and Lease-Back Transactions...................................... 105
SECTION 6.12.  Capital Expenditures.................................................. 106
SECTION 6.13.  Leverage Ratio........................................................ 106
SECTION 6.14.  Consolidated Interest Expense Coverage Ratio.......................... 106
SECTION 6.15.  Current Assets to Funded Senior Debt Ratio............................ 107
SECTION 6.16.  Purchase and Sale of Vehicles; Vehicle Subsidiary..................... 107

                                  ARTICLE VII

                               Events of Default
                               -----------------


                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

                                   ARTICLE IX

                                 Miscellaneous
                                 -------------

SECTION 9.01.  Notices............................................................... 114
SECTION 9.02.  Waivers; Amendments................................................... 115
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.................................... 117
SECTION 9.04.  Successors and Assigns................................................ 119
SECTION 9.05.  Survival.............................................................. 123
SECTION 9.06.  Counterparts; Integration; Effectiveness.............................. 124

SECTION 9.07.  Severability ..........................   124
SECTION 9.08.  Right of Setoff .......................   124
SECTION 9.09.  Governing Law; Jurisdiction; Consent to
                  Service of Process .................   125
SECTION 9.10.  WAIVER OF JURY TRIAL ..................   126
SECTION 9.11.  Headings ..............................   126
SECTION 9.12.  Confidentiality .......................   126
SECTION 9.13.  Interest Rate Limitation ..............   127

SCHEDULES:
---------

Schedule 1.01(a)  --       Office Buildings and Distribution
                               Centers Held for Sale
Schedule 1.01(b)  --       Mortgaged Property
Schedule 2.01     --       Commitments
Schedule 3.06     --       Disclosed Matters
Schedule 3.12     --       Subsidiaries
Schedule 3.13     --       Insurance
Schedule 3.17     --       Mortgage Filing Offices
Schedule 6.01     --       Existing Indebtedness
Schedule 6.02     --       Existing Liens
Schedule 6.04     --       Existing Investments
Schedule 6.05(a)  --       Specified Assets
Schedule 6.06(b)  --       Specified Stores
Schedule 6.08     --       Existing Affiliated Leases
Schedule 6.09     --       Existing Restrictions


EXHIBITS:
--------

Exhibit A         --       Form of Assignment and Acceptance
Exhibit B         --       Forms of Opinions of Borrower's Counsel
Exhibit C         --       Form of Indemnity, Subrogation and
                               Contribution Agreement
Exhibit D         --       Form of Guarantee Agreement
Exhibit E         --       Form of Pledge Agreement
Exhibit F         --       Form of Security Agreement

                               CREDIT AGREEMENT dated as of November 28,
                        2001, among ADVANCE AUTO PARTS, INC., ADVANCE STORES COMPANY, INCORPORATED, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Defined Terms. As used in this Agreement, the
                                -------------
following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers
                   ---
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Additional Senior Subordinated Notes" means the senior
                   ------------------------------------
subordinated notes to be issued by the Borrower on or prior to the Effective Date with gross proceeds not exceeding $186,000,000.

                  "Additional Subordinated Debt" means the Additional Senior
                   ----------------------------
Subordinated Notes, any Guarantees thereof and the Indebtedness represented thereby.

                  "Additional Subordinated Debt Documents" means the indenture
                   --------------------------------------
under which the Additional Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Additional Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "Adjusted Consolidated Net Income" means, for any period, net
                   --------------------------------
income or loss of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that, without duplication,
                                            --------
(a) there shall be excluded (i) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except such income shall be included to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period,(ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Subsidiaries and (iii) gains and losses from the sale or other disposition of material assets outside the ordinary course of business; (b) there shall be excluded Reorganization Expenses incurred prior to December 31, 2005 in an aggregate amount not to exceed (i) $20,000,000 during the fiscal year ending on January 3, 2004, (ii) $10,000,000 during any such fiscal year ending after January 3, 2004 and (iii) $60,000,0000 for all five fiscal years ending on or prior to December 31, 2005, combined; (c) there shall be excluded non-recurring non-cash charges in an aggregate amount not to exceed $10,700,000 resulting from a write-down of any of the office buildings or distribution centers set forth on
Schedule 1.01(a); (d) there shall be excluded non-cash charges incurred prior to the end of the fiscal year ending December 28, 2002 resulting from an increase in the reserve in respect of accounts receivable generated at the Calexico facility in an aggregate amount not to exceed $2,400,000; (e) there shall be excluded write-downs during the 90-day period commencing on the Effective Date of Low Turnover Inventory in an aggregate amount not to exceed 25% of the cost of such Low Turnover Inventory; (f) there shall be excluded non-cash charges incurred prior to, and reserves taken no later than, the end of the fiscal quarter ending December 29, 2001 in an aggregate amount not to exceed $4,000,000 resulting from either (i) clearance markdowns of Inventory or (ii) closings of Stores owned by the Borrower prior to consummation of the Reorganization and relating to the Reorganization; and (g) except for purposes of calculating the Consolidated Interest Expense Coverage Ratio, Adjusted Consolidated Net Income shall be determined on a pro forma basis to give effect to any Permitted Acquisitions and any divestitures by the Borrower or any Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person occurring during such period as if such transactions had occurred on the first day of such period. Notwithstanding the foregoing, for purposes of calculating each of the Consolidated Interest Expense Coverage Ratio and the Leverage Ratio as of any date after the Effective Date and on or prior to December 28, 2002 (i) if the period for which such calculation is being made includes the fiscal quarter ended April 21, 2001, Adjusted Consolidated Net Income for such fiscal quarter shall be deemed to be $8,705,000, (ii) if the period for which such calculation is being made includes the fiscal quarter ended July 14, 2001, Adjusted Consolidated Net Income for such fiscal quarter shall be deemed to be $25,850,000, (iii) if the period for which such calculation is being made includes the fiscal quarter ended October 6,

2001, Adjusted Consolidated Net Income for such fiscal quarter shall be deemed to be $21,154,000 and (iv) if the period for which such calculation is being made includes the fiscal quarter ended December 29, 2001, Adjusted Consolidated Net Income for such fiscal quarter shall be deemed to equal the sum of (x) the net income of the Borrower and its Subsidiaries (determined prior to giving effect to the Reorganization) for the period commencing on and including October 7, 2001, and ending on and including December 29, 2001, (y) the net income of DAP and its subsidiaries for the period commencing on and including October 1, 2001, and ending on and including November 27, 2001, and (z) the product of (1) the quotient obtained by dividing (aa) the net income of DAP and its subsidiaries for the period commencing on and including the Effective Date and ending on and including December 29, 2001, by (bb) the number of days during the period described in clause (aa) above, multiplied by (2) 32.

          "Adjusted LIBO Rate" means an interest rate per annum (rounded
           ------------------
upwards, if necessary, to the next 1/16 of 1%) equal to (a) with respect to any Eurodollar Tranche A Borrowing or Eurodollar Revolving Borrowing for any Interest Period, (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurodollar Tranche B Borrowing for any Interest Period, the greater of (i) (x) the LIBO Rate for such Interest Period multiplied by (y) the Statutory Reserve Rate and (ii) 3.00%.

          "Administrative Agent" means JPMorgan Chase Bank, in its capacity as
           --------------------
administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means, collectively, the Administrative Agent, the Collateral
           ------
Agent and the Co-Agents.

          "AHC Holdings" means Advance Holding Corporation, a Virginia
           ------------
corporation.

          "AHC Merger" means the merger of AHC Holdings with and into Holdings,
           ----------
in accordance with the Merger Agreement, with Holdings being the surviving corporation.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Revolving Lender,
           ---------------------
the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day (a) with respect to any Tranche B
           ---------------
Term Loan,(i) 3.00% per annum, in the case of an ABR Loan, or (ii) 4.00% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan or with respect to commitment fees payable under Section 2.12(a), as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread","Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that
                                                                  --------
until the delivery of the financial statements pursuant to Section 5.01 for the fiscal quarter ending July 13, 2002, the "Applicable Rate" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 5:

================================================================================
                                      ABR       Eurodollar      Commitment
                                      ---       ----------      ----------
         Leverage Ratio:            Spread        Spread         Fee Rate
         ---------------            ------        ------         --------
--------------------------------------------------------------------------------
           Category 1
           ----------
     Leverage Ratio is less          1.25%         2.25%           0.375%
        than 2.00 to 1.00
--------------------------------------------------------------------------------
           Category 2
           ----------
   Leverage Ratio is greater         1.75%         2.75%           0.500%
    than or equal to 2.00 to
1.00 and less than 2.50 to 1.00
--------------------------------------------------------------------------------
           Category 3
           ----------
   Leverage Ratio is greater         2.00%         3.00%           0.500%
    than or equal to 2.50 to
1.00 and less than 3.00 to 1.00
--------------------------------------------------------------------------------
           Category 4
           ----------
   Leverage Ratio is greater         2.25%         3.25%           0.500%
    than or equal to 3.00 to
1.00 and less than 3.50 to 1.00
--------------------------------------------------------------------------------
           Category 5
           ----------
   Leverage Ratio is greater         2.50%         3.50%           0.500%
 than or equal to 3.50 to 1.00
================================================================================


          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided
                                                                       --------
that the Leverage Ratio shall be deemed to be in Category 5 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Approved Fund" means, with respect to any Lender that is a fund that
           -------------
invests in commercial loans, any other
fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Available Excess Cash Flow" means, as of any date, an amount equal to
           --------------------------
(a) the sum of Excess Cash Flow for each preceding fiscal year for which a mandatory prepayment was required by Section 2.11(c) less (b) the sum of the prepayments made by the Borrower pursuant to Section 2.11(c).

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means Advance Stores Company, Incorporated, a Virginia
           --------
corporation.

          "Borrowing" means (a) Loans of the same Class and Type, made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capex Adjustment" means, in respect of any fiscal year for which
           ----------------
Excess Cash Flow is required to be calculated hereunder, an amount equal to any liabilities in respect of payment for Capital Expenditures for such fiscal year that are included in the Borrower's consolidated current liabilities as of the end of such fiscal year for purposes of determining the increase or decrease in Net Working Capital for such fiscal year, but only to the extent that such liabilities are paid in cash prior to the last day of the first fiscal quarter of the immediately succeeding fiscal year; provided that the Borrower may elect,
                                           --------
in its discretion, to exclude any such amount in calculating the Excess Cash Flow for such fiscal year, in which case the "Capex Adjustment" shall be such lesser amount (not less than zero) as the Borrower shall elect in calculating Excess Cash Flow for such fiscal year.

          "Capital Expenditures" means, for any period, (a) the additions to
           --------------------
property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) without duplication, Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period. "Capital Expenditures" shall not include the purchase of the property subject to the DAP Synthetic Lease Agreement.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Concentration Account" means the "Cash Concentration Account",
           --------------------------
as defined in the Security Agreement.

          "Change in Control" means at any time, (a) the acquisition of
           -----------------
ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any shares of capital stock of the Borrower; (b) the failure by FS&C Investors and their Affiliates and Ripplewood and its Affiliates to collectively own, directly or indirectly, beneficially and of record, shares representing at least 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) a Person or group (within the meaning of Rule 13d-5 under the United States Securities and Exchange Act of 1934 in effect on the date hereof), other than Nicholas Taubman and his Affiliates or Sears and its Affiliates, beneficially owning, directly or indirectly, shares representing more than the percentage of the aggregate ordinary voting power represented by the shares of capital stock of Holdings beneficially owned, directly or indirectly by FS&C Investors and their Affiliates and Ripplewood and its Affiliates; (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not Continuing Directors; or (e) while any of the Existing Subordinated Debt, Additional Subordinated Debt or Holdings Senior Discount Debentures is outstanding, a "Change of Control" (as defined in the Existing Subordinated Debt Documents, Additional Subordinated Debt Documents or the Holdings Senior Discount Debenture Documents, as applicable) shall have occurred.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

          "Co-Agents" means, collectively, J.P. Morgan Securities Inc., in its
           ---------
capacity as sole lead arranger and
sole bookrunner, and Credit Suisse First Boston and Lehman Commercial Paper Inc., each in its capacity as syndication agent.

         "Code" means the Internal Revenue Code of 1986, as amended from time to
          ----
time.

         "Collateral" means any and all "Collateral", as defined in any
          ----------
applicable Security Document.

         "Collateral Agent" means the "Collateral Agent", as defined in any
          ----------------
applicable Security Document.

         "Collection Deposit Account" means the "Collection Deposit Account",
          --------------------------
as defined in the Security Agreement.

         "Collection Deposit Letter Agreement" means the "Collection Deposit
          -----------------------------------
Letter Agreement", as defined in the Security Agreement.

         "Commitment" means a Revolving Commitment, Tranche A Commitment or
          ----------
Tranche B Commitment, or any combination thereof (as the context requires).


         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net
          -------------------
Income for such period, plus, without duplication and to the extent deducted from revenues in determining Adjusted Consolidated Net Income, the sum of (a) consolidated interest expense for such period, (b) the aggregate amount of letter of credit fees accrued during such period, (c) the aggregate amount of income tax expense for such period, (d) all depreciation and amortization expense for such period and (e) other non-cash charges for such period, and minus, without duplication and to the extent added to revenues in determining Adjusted Consolidated Net Income for such period, all non-cash gains during such period, all as determined on a consolidated basis with respect to Holdings and the Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the interest
          -----------------------------
expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, in the case of
                                            --------
Holdings, interest expense in respect of the Holdings Senior Discount Debentures shall be included only to the extent paid in cash. For purposes of calculating Consolidated Interest Expense for each of the four-fiscal-quarter periods ending on December 29, 2001, April 20, 2002, July 13, 2002 and October 5, 2002,
Consolidated Interest Expense shall be deemed to equal the product of (a) the quotient obtained by dividing (i) Consolidated Interest Expense for the period commencing on and including the Effective Date and ending on and including the last day of the period for which such calculation is required to be made, by (ii) the number of days during the period described in clause (i) above, multiplied by (b) 364.

         "Consolidated Interest Expense Coverage Ratio" means, on any date, the
          --------------------------------------------
ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense
(net of interest income) for the period of four consecutive fiscal quarters of the Borrower ended as of such date, all determined on a consolidated basis in accordance with GAAP.

         "Continuing Directors" means the directors of Holdings on the Effective
          --------------------
Date, after giving effect to the Reorganization, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is approved by a majority of the then Continuing Directors or such other director receives the vote of FS&C in his or her election by the stockholders of Holdings.

         "Control" means the possession, directly or indirectly, of the power to
          -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

         "Current Assets" means, as of any date of determination, the amount of
          --------------
all inventory and accounts receivable (excluding all accounts receivable sold or transferred pursuant to any Receivables Program) owned by the Borrower and the Subsidiary Loan Parties as of such date, determined on a consolidated basis in accordance with GAAP.

         "DAP" means Discount Auto Parts, Inc., a Florida corporation.
          ---

         "DAP Equity Transfer" means the contribution by Holdings of the Equity
          -------------------
Interests of DAP to the Borrower as a capital contribution after consummation of the DAP Merger.

         "DAP Master Lease Agreement" means, collectively, (a) the Master Lease
          --------------------------
dated as of February 27, 2001, between DAPPER Properties I, LLC and DAP, (b) the Master Lease dated as of February 27, 2001, between DAPPER Properties II, LLC and DAP, (c) the Master Lease dated as of February 27, 2001, between DAPPER Properties III, LLC and DAP and (d) the Sale,

Leaseback Agreement dated as of February 27, 2001, among DAPPER Properties I, LLC, DAPPER Properties II, LLC, DAPPER Properties III, LLC and DAP.

         "DAP Merger" means the merger of Newco Sub with and into DAP, in
          ----------
accordance with the Merger Agreement, pursuant to which (a) DAP will be the surviving corporation and will become a wholly owned subsidiary of Holdings and
(b) the Persons that, immediately prior to such merger, are stockholders of DAP (or holders of "in the money" options to acquire common stock or other equity equivalents of DAP) will become entitled to receive the DAP Merger Consideration as consideration for the conversion or cancelation of their interests in DAP.

         "DAP Merger Consideration" means the consideration payable to the
          ------------------------
Persons that, immediately prior to the DAP Merger, were shareholders of DAP
(or holders of "in the money" options to acquire common stock or other equity equivalents of DAP), in accordance with the Merger Agreement, consisting of (a) cash in an aggregate amount of $128,400,000 and (b) approximately 4,305,000 shares of Holdings common stock.

         "DAP Synthetic Lease Agreement" means, collectively, (a) the Master
          -----------------------------
Agreement dated as of May 30, 2000, among DAP, Discount Auto Parts Distribution Center, Inc., certain other subsidiaries of DAP, Atlantic Financial Group, Ltd. and SunTrust Bank and (b) the Master Lease Agreement dated as of May 30, 2000, among Atlantic Financial Group, Ltd., Discount Auto Parts Distribution Center, Inc. and certain other subsidiaries of DAP.

         "Default" means any event or condition which constitutes an Event of
          -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the
          -----------------
environmental matters disclosed in Schedule 3.06.

         "dollars" or "$" refers to lawful money of the United States of
          -------      -
America.

         "Effective Date" means the date on which the conditions specified in
          --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Environmental Laws" means all laws, rules, regulations, codes,
          ------------------
ordinances, orders, decrees, judgments,
injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or
                   -----------------------
otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership
                   ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not
                   ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
                   -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing,
                   ----------
refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
                   ----------------
Article VII.

                  "Excess Cash Flow" means, for any fiscal year, the sum
                   ----------------
(without duplication) of:

                  (a) the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such fiscal year, adjusted to exclude
         (i) any gains or losses attributable to Prepayment Events and (ii) to the extent not otherwise excluded, any Restricted Payments made to Holdings during such fiscal year by the Borrower and its Subsidiaries; plus
         ----

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus
                               ----

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such fiscal year plus (iii) the aggregate amount of Capital Lease Obligations and principal of other Indebtedness incurred during such fiscal year to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made plus (iv) if any Capex Adjustment was deducted for the immediately preceding fiscal year pursuant to clause (d) below, the amount of such Capex Adjustment; minus
                                          -----

                  (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such fiscal year plus (iv) any Capex Adjustment for such fiscal year; minus
                           -----

                  (e) Capital Expenditures for such fiscal year; minus
                                                                 -----

                  (f) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made, and (iv) Indebtedness referred to in clauses (viii) and (ix) of Section 6.01(a).

                  "Excluded Taxes" means, with respect to the Administrative
                   --------------
Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

                  "Existing Credit Agreement" means the Credit Agreement dated
                   -------------------------
as of April 15, 1998, as amended and restated as of October 19, 1998, and as amended and in effect immediately prior to the Effective Date, among AHC Holdings, the Borrower, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                  "Existing DAP Credit Agreement" means the Revolving Credit
                   -----------------------------
Agreement dated as of July 29, 1999, as amended and in effect immediately prior to the Effective Date, among DAP, SunTrust Bank, Central Florida, National Association, individually and as Administrative Agent, SunTrust Equitable Securities Corporation, as Arranger and Book Manager, Bank of America, N.A., individually and as Syndication Agent, First National Bank of Chicago, individually and as Documentation Agent, SouthTrust Bank, National Association, Amsouth Bank, First Union National Bank, Banque Nationale de Paris, Regions Bank and Hibernia National Bank.

                  "Existing DAP Indebtedness" means all principal, interest and
                   -------------------------
other amounts in respect of the Indebtedness of DAP and its subsidiaries outstanding at the time of (and immediately prior to giving effect to) the DAP Merger.

                  "Existing DAP Issuing Bank" means SunTrust Bank.
                   -------------------------

                  "Existing Issuing Bank" means First Union National Bank.
                   ---------------------

                  "Existing Letters of Credit" means all letters of credit
                   --------------------------
                  outstanding as of the Effective Date that have been issued under (a) the Existing Credit Agreement or (b) the Existing DAP Credit Agreement.

                  "Existing Senior Subordinated Notes" means the Senior
                   ----------------------------------
Subordinated Notes issued by the Borrower prior to the Effective Date and due April 2008 in the aggregate principal amount of $169,500,000.

                  "Existing Subordinated Debt" means the Existing Senior
                   --------------------------
Subordinated Notes, any Guarantees thereof and the Indebtedness represented thereby.

                  "Existing Subordinated Debt Documents" means the indenture
                   ------------------------------------
under which the Existing Subordinated Debt is outstanding and all other instruments, agreements and other documents evidencing or governing the Existing Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "Federal Funds Effective Rate" means, for any day, the
                   ----------------------------
weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, vice
                   -----------------
president of finance, principal accounting officer, treasurer or controller of Holdings or the Borrower, as applicable.

                  "Financing Transactions" means (a) the execution, delivery and
                   ----------------------
performance by each Loan Party of the Loan Documents to which it is or will be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the execution, delivery and performance by each Loan Party of the Additional Subordinated Debt Documents to which it is a party, the issuance of the Additional Subordinated Debt and the use of the proceeds thereof.

                  "Foreign Lender" means any Lender that is organized under the
                   --------------
laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.


                  "Foreign Subsidiary" means any Subsidiary that is organized
                   ------------------
under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "FS&C" means Freeman Spogli & Co. LLC.
                   ----

                  "FS&C Investors" means FS&C and certain other investors
                   --------------
arranged by FS&C that are equity investors in AHC Holdings immediately prior to (and become equity investors in Holdings as a result of) the AHC Merger.

                  "Funded Senior Debt" means, as of any date, Total Debt as of
                   ------------------
such date, excluding (to the extent included therein) Indebtedness in respect of the Existing Senior

Subordinated Notes and the Additional Senior Subordinated Notes.

                  "GAAP" means generally accepted accounting principles in the
                   ----
United States of America.

                  "Governmental Authority" means the government of the United
                   ----------------------
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any
                   ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not
                            --------
include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement,
                   -------------------
substantially in the form of Exhibit D, made by Holdings and the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means all explosive or radioactive
                   -------------------
substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Holdings" means Advance Auto Parts, Inc., a Delaware corporation.
           --------

          "Holdings Senior Discount Debenture Documents" means the indenture
           --------------------------------------------
under which the Holdings Senior Discount Debentures are outstanding and all other instruments, agreements and other documents evidencing or governing the Holdings Senior Discount Debentures or providing for any Guarantee or other right in respect thereof.

          "Holdings Senior Discount Debentures" means the Senior Discount
           -----------------------------------
Debentures due 2009 issued by AHC Holdings on April 15, 1998, that will become Indebtedness of Holdings as a result of the AHC Merger.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 90 days), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any Indebtedness described in clause (f) above shall be limited to the maximum amount payable under the applicable Guarantee of such Person if such Guarantee contains limitations on the amount payable thereunder.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Indemnity, Subrogation and Contribution Agreement" means the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit C, among Holdings, the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Information Memorandum" means the Confidential Information
           ----------------------
Memorandum dated September 2001, relating to Holdings, the Borrower and the Transactions.

          "Initial Revolving Borrowing" means the Revolving Borrowing on the
           ---------------------------
Effective Date not in excess of $25,000,000.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other
           ---------------------
than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Inventory" means, as of any date of determination, (a) "inventory",
           ---------
as defined in the Uniform Commercial Code as in effect in the State of New York and (b) all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers based on perpetual inventory reports, including reconciling items to the perpetual reports, defined and classified by the Borrower and its Subsidiaries on a basis consistent with current and historical accounting practice in accordance with GAAP.

          "IPO" means the issuance by Holdings of shares of its common stock to
           ---
the public pursuant to a bona fide underwritten public offering after the Effective Date, resulting in the receipt by Holdings of at least $80,000,000 of gross cash proceeds.

          "Issuing Bank" means (a) JPMorgan Chase Bank, in its capacity as the
           ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i), (b) solely with respect to the Existing Letters of Credit issued under the Existing DAP Credit Agreement, the Existing DAP Issuing Bank, (c) solely with respect to the Existing Letters of Credit issued by it under the Existing Credit Agreement, the Existing Issuing Bank or (d) any other Lender approved by the Administrative Agent and the Borrower. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement. Each Existing Letter of Credit will be deemed to constitute a Letter of Credit for all purposes under the Loan Documents as though each Existing Letter Credit had been issued hereunder on the Effective Date.

          "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of
           --------------
such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended as of such date (or, if such date is not the last day of a fiscal quarter, then most recently ended prior to such date), all determined on a consolidated basis in accordance with GAAP.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the promissory notes, if any,
           --------------
executed and delivered pursuant to Section 2.09(e), the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

          "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan
           ------------
Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Low Turnover Inventory" means slow-moving inventory of the Borrower
           ----------------------
or its Subsidiaries identified on a certificate of a Financial Officer of the Borrower (which certificate shall be delivered to the Administrative Agent no later than 90 days after the Effective Date) that is expected to be returned to the respective suppliers of such inventory for cash at a discount to cost within 18 months after the Effective Date; provided that the aggregate cost of such
                                    --------
inventory shall not exceed $70,000,000.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and their Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Merger Agreement" means the Agreement and Plan of Merger dated as of
           ----------------
August 7, 2001, by and among Holdings, AHC Holdings, the Borrower, Newco Sub and DAP.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Mortgage" means a mortgage, deed of trust, assignment of leases and
           --------
rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property
           ------------------
and the improvements thereto owned or leased by a Loan Party and identified on
Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, with respect to any event (a) the cash
           -----------------
proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar cash payments, net of (b) the sum of (i) all commissions, fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other damage or condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund
(A) retained liabilities relating to the assets sold or (B) contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next two succeeding years and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

                  "Net Working Capital" means, at any date, (a) the consolidated
                   -------------------
current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Newco Sub" means AAP Acquisition Corporation, a Florida
                   ---------
corporation and a wholly owned subsidiary of Holdings.

                  "Obligations" has the meaning assigned to such term in the
                   -----------
Security Agreement.

                  "Other Taxes" means any and all current or future stamp or
                   -----------
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred
                   ----
to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of
                   ----------------------
Annex 1 to the Security Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition (other than the
                   ---------------------
acquisition of DAP as a result of the Reorganization) by the Borrower or a Subsidiary of the Borrower of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) all the Equity Interests of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly by the Borrower or a Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in

Sections 6.13, 6.14 and 6.15 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired.

                  "Permitted Asset Swap" means any transfer of properties or
                   --------------------
assets by the Borrower or any of its Subsidiaries in which at least 80% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of such transferor, provided that
                                                                 --------
(a) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets (including cash) being transferred by the Borrower or such Subsidiary, as the case may be, is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of the property or assets (including cash) received by the Borrower or such Subsidiary, as the case may be, in such exchange and (b) the aggregate fair market value (as determined in good faith by the board of directors of the Borrower) of all property or assets (other than up to 35 Stores that are transferred by the Borrower or any of its Subsidiaries within 90 days after the Effective Date to any of DAPPER Properties I, LLC, DAPPER Properties II, LLC or DAPPER Properties III, LLC (and leased back under the DAP Master Lease Agreement) in exchange for Stores transferred by DAPPER Properties I, LLC, DAPPER Properties II, LLC or DAPPER Properties III, LLC to the Borrower or a Subsidiary Loan Property and released from the DAP Master Lease Agreement) transferred by the Borrower and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $40,000,000.

                  "Permitted Encumbrances" means:
                   ----------------------

                  (a) Liens imposed by law for taxes or government assessments that are not yet due or are being contested in compliance with
               Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with
         Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits (and, to the extent securing a trade contract or indemnity bond, Liens on assets to which such contract or bond relates) to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of Holdings or any Subsidiary;

                  (g) any interest or title of a lessor under any lease that is limited to the property subject to such lease; and

                  (h) unperfected Liens of any vendor on inventory sold by such vendor securing the unpaid purchase price of such inventory, to the extent such Liens are stated to be reserved in such vendor's sale documents (and not granted by separate agreement of the Borrower or any Subsidiary);

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

                  "Permitted Investments" means:
                   ---------------------

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) investments in money market or mutual funds substantially all the assets of which are comprised of securities of the types described in any of clauses (a) through (d) above.

                  "Person" means any natural person, corporation, limited
                   ------
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a
                   ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement, substantially
                   ----------------
in the form of Exhibit E, among the Borrower, Holdings, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

                  "Prepayment Event" means:
                   ----------------

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (d) of Section 6.05, (ii) dispositions pursuant to sale and leaseback transactions described in clause (a) of Section 6.11 and (iii) other dispositions resulting in aggregate Net Cash Proceeds not exceeding $2,000,000 during any fiscal year of the Borrower; provided that any sale, transfer or other
                               --------
         disposition of Low Turnover Inventory shall be a Prepayment Event; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Cash Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days (or, in the case of a distribution center, two years, provided
                                                                    --------
         that repair, restoration or replacement commenced within 270 days of such event) after such event; or

                  (c) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary, (ii) the issuance by Holdings of shares of its common stock for cash to the extent that (A) Holdings or the Borrower notifies the Administrative Agent at or prior to the time of such issuance that the Net Cash Proceeds thereof are to be applied to finance a Permitted Acquisition and (B) such Net Cash Proceeds are so applied within 30 days after such Net Cash Proceeds are received or (iii) the issuance by Holdings of shares of its common stock to management of Holdings, the Borrower or any Subsidiary to the extent that (A) the Net Cash Proceeds received therefrom during any fiscal year of Holdings do not exceed (B) the sum of $1,500,000 plus the amount of cash expended by Holdings, the Borrower and the Subsidiaries during such fiscal year to purchase or redeem common stock of Holdings owned by management of Holdings, the Borrower or any Subsidiary; or

                  (d) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01;

provided that with respect to any event (other than a Specified Lease Financing
--------
or the sale, transfer or other disposition of Low Turnover Inventory) described in clause (a), if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of such event setting forth the Borrower's or a Subsidiary's intent to use the Net Cash Proceeds of such event to acquire other assets to be used in the same line of business within 270 days of receipt of such Net Cash Proceeds and certifying that no Default has occurred and is continuing, such event shall not constitute a Prepayment Event except to the extent the Net Cash Proceeds therefrom are not so used at the end of such 270-day period, at which time such event shall be deemed a Prepayment Event with Net Cash Proceeds equal to the Net Cash Proceeds so remaining unused.

                  "Prime Rate" means the rate of interest per annum publicly
                   ----------
announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Receivables Indebtedness" means Indebtedness of the Borrower
                   ------------------------
and/or its Subsidiaries arising from Receivables Programs in an aggregate principal amount not exceeding, at any time, (a) the sum of (i) 3.5% of the total aggregate amount of all accounts receivables sold or transferred during the preceding 12-month period by the Borrower and its Subsidiaries to any Person other than the Borrower and its Subsidiaries pursuant to a Receivables Program or for which value has been received from any Person other than the Borrower and its Subsidiaries pursuant to a Receivables Program and (ii) $3,000,000 or (b) the amounts permitted pursuant to clause (ix) of Section 6.01(a).

                  "Receivables Program" means an arrangement or arrangements
                   -------------------
under which the Borrower and its Subsidiaries sell, transfer or otherwise receive value with respect to accounts receivable pursuant to documentation reasonably satisfactory to the Administrative Agent.

                  "Register" has the meaning set forth in Section 9.04.
                   --------

                  "Related Parties" means, with respect to any specified Person,
                   ---------------
such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Reorganization" means, collectively, (a) the ABC Merger, (b) the DAP
            --------------
Merger and (c) the DAP Equity Transfer.

           "Reorganization Expenses" means transition, conversion and
            -----------------------
integration expenses of the Borrower and its Subsidiaries relating to the Reorganization and bonuses paid for management and other employees of the Borrower and its Subsidiaries (including the Subsidiaries acquired in the Reorganization) in connection with the Reorganization.

           "Required Lenders" means, at any time, Lenders having Revolving
            ----------------
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at such time.

           "Restricted Indebtedness" means Indebtedness of Holdings, the
            -----------------------
Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.07(b).

           "Restricted Payment" means (a) any dividend or other distribution
            ------------------
(whether in cash, securities or other property) with respect to any Equity Interests of Holdings, the Borrower or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase; redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests of Holdings, the Borrower or any Subsidiary, or
(c) any loans or advances made by the Borrower or any Subsidiary to Holdings.

           "Revolving Availability Period" means the period from and including
            -----------------------------
the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

           "Revolving Commitment" means, with respect to each Lender, the
            --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $160,000,000.

              "Revolving Exposure" means, with respect to any Lender at any
               ------------------
time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

              "Revolving Lender" means a Lender with a Revolving Commitment or,
               ----------------
if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

              "Revolving Loan" means a Loan made pursuant to clause (c) of
               --------------
Section 2.01.

              "Revolving Maturity Date" means November 30, 2006.
               -----------------------

              "Ripplewood" means Ripplewood Holdings LLC.
               ----------

              "S&P" means Standard & Poor's.
               ---

              "Sears" means Sears Roebuck and Co. and its subsidiaries.
               -----

              "Secured Parties" shall have the meaning assigned to such term in
               ---------------
the Security Agreement.

              "Security Agreement" means the Security Agreement, substantially
               ------------------
in the form of Exhibit P, among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

              "Security Documents" means the Security Agreement, the Pledge
               ------------------
Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

              "Specified Lease Financing" means any sale or transfer by the
               -------------------------
Borrower or any Subsidiary of any Specified Property that is subsequently rented or leased by the Borrower or such Subsidiary; provided that (a) the
                                              --------
consideration for such sale or transfer consists solely of cash and (b) the fair market value of all Specified Properties that are sold or disposed of on or after the date of this Agreement pursuant to such transactions shall not exceed $50,000,000 in the aggregate.

              "Specified Property" means any property, real or personal, that
               ------------------
was acquired by the Borrower or any Subsidiary prior to the Effective Date.

              "Statutory Reserve Rate" means a fraction (expressed as a
               ----------------------
decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "Stores" means all owned and leasehold properties where Inventory
               ------
owned by the Borrower or any of the Subsidiaries is sold to the public.

              "subsidiary" means, with respect to any Person (the "parent") at
               ----------                                          ------
any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

              "Subsidiary" means any subsidiary of Holdings or the Borrower, as
               ----------
the context requires. For purposes of the representations and warranties made hereunder on the Effective Date and compliance with the terms and conditions hereof on the Effective Date, the "Subsidiaries" shall be determined after giving effect to the Reorganization unless the context expressly requires otherwise.

              "Subsidiary Loan Party" means any Subsidiary of the Borrower other
               ---------------------
than any Foreign Subsidiary that, if it were to Guarantee the Obligations, would result in adverse tax consequences to Holdings or the Borrower.


              "Swingline Exposure" means, at any time, the aggregate principal
               ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

              "Swingline Lender" means JPMorgan Chase Bank, in its capacity as
               ----------------
lender of Swingline Loans hereunder or any successor in such capacity pursuant to Section 2.04(d).

              "Swingline Loan" means a Loan made pursuant to Section 2.04.
               --------------

              "Synthetic Purchase Agreement" means any swap, derivative or other
               ----------------------------
agreement or combination of agreements pursuant to which Holdings, the Borrower or a Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by a third party from a Person other than Holdings, the Borrower or a Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for
              --------
payments only to current or former directors, officers, consultants, advisors or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

              "Taxes" means any and all present or future taxes, levies,
               -----
imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Term Loans" means Tranche A Term Loans and Tranche B Term Loans.
               ----------

              "Three-Month Secondary CD Rate" means, for any day, the secondary
               -----------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business

Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

              "Total Debt" means, as of the date of determination, an amount
               ----------
equal to (a) all Indebtedness of the Borrower and its Subsidiaries outstanding on such date, excluding Indebtedness described in clauses (e), (f) and (h) of the definition of "Indebtedness", minus (b) the aggregate amount that would appear as "Cash and cash equivalents" on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP; provided that any
                                                           --------
letters of credit and letters of guaranty referred to in clause (h) of the definition "Indebtedness" shall not be excluded from Total Debt to the extent issued to support any other obligations constituting Indebtedness.

              "Tranche A Commitment" means, with respect to each Lender, the
               --------------------
commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $180,000,000.

              "Tranche A Lender" means a Lender with a Tranche A Commitment or
               ----------------
an outstanding Tranche A Term Loan.

              "Tranche A Maturity Date" means November 30, 2006.
               -----------------------

              "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
               -------------------
Section 2.01.

              "Tranche B Commitment" means, with respect to each Lender, the
               --------------------
commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $305,000,000.

              "Tranche B Lender" means a Lender with an outstanding Tranche B
               ----------------
Term Loan.

              "Tranche B Maturity Date" means November 30, 2007.
               -----------------------

              "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
               -------------------
Section 2.01.

              "Transactions" means the Reorganization and the Financing
               ------------
Transactions.

              "Type", when used in reference to any Loan or Borrowing, refers to
               ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

              "Vehicle" means any van, truck, tractor or trailer (other than a
               -------
commercial delivery vehicle) that is covered by a certificate of title issued under the laws of any jurisdiction in the United States of America and used in the distribution and delivery of inventory.

              "Vehicle Subsidiary" means Advance Trucking Corporation, a
               ------------------
Virginia corporation, and wholly owned Subsidiary of the Borrower.

              "Withdrawal Liability" means liability to a Multiemployer Plan as
               --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02.  Classification of Loans and Borrowings. For
                             --------------------------------------
purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class
 ----                                  ----
and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be
          ----
classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type
                                     ----
(e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar
 ----                                                  ----
Revolving Borrowing").

              SECTION 1.03.  Terms Generally. The definitions of terms herein
                             ---------------
shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04.  Accounting Terms; GAAP; Fiscal Month. Except as
                             ------------------------------------
otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the
      --------
Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Except as otherwise provided herein, all references to a fiscal month shall mean any period of four or five calendar weeks used by the Borrower for recording or reporting its interim financial information.


                                   ARTICLE II

                                   The Credits
                                   -----------

              SECTION 2.01.  Commitments. Subject to the terms and conditions
                             -----------
set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

              SECTION 2.02.  Loans and Borrowings. (a) Each Loan (other than a
                             --------------------
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                           --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, all Borrowings made on the Effective Date shall be ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such
                                            --------
option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that
                                                                  --------
(i) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments and (ii) an ABR Revolving Borrowing may be in an aggregate amount that is equal to the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that
                                                                  --------
there shall not at any time be more than a total of 8 Eurodollar Borrowings outstanding.

              (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

              SECTION 2.03.  Requests for Borrowings. To request a Revolving
                             -----------------------
Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to
           --------
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

                (ii)  the aggregate amount of such Borrowing;

                (iii) the date of such Borrowing, which shall be a Business Day;

                (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and
                                ----------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $30,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required
                       --------
to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline

Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis
                                                                    -------
mutandis, to the payment obligations of the Revolving Lenders), and the
--------
Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          (d) Replacement of Swingline Lender. A Swingline Lender may be
              --------------------------------
replaced by any other Lender at any time that there are no outstanding Swingline Loans by a written agreement among the Administrative Agent, the Borrower and successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement and (ii) references herein to the term "Swingline Lender" shall be deemed to refer to such successor Swingline Lender. After the replacement of the Swingline Lender pursuant to this clause (d), the replaced Swingline Lender shall not be required to make any Swingline Loans. Notwithstanding any provisions to the contrary in
Section 9.04, at no time following the replacement of the Swingline Lender pursuant to this clause (d), may the Swingline Lender as of such time make an assignment or assignments the effect of which would be to reduce its Revolving Commitment to zero.

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and
                        ------------------     --------
conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If there is more than one Issuing Bank, the Borrower may select among the Issuing Banks in connection with the issuance of any Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $35,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c)  Expiration Date. Each Letter of Credit shall expire at or prior
               ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d)  Participations. By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement
              -------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of the receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided
                                                                      --------
that, if such LC Disbursement is not less than $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis
                                                                    -------
mutandis, to the payment obligations of the Revolving Lenders), and the
--------
Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such

Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Obligations Absolute. The Borrower's obligation to reimburse LC
               --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g)  Disbursement Procedures. The Issuing Bank shall, promptly
               -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h)  Interim Interest. If the Issuing Bank shall make any LC
               ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i)  Replacement of the Issuing Bank. An Issuing Bank may be replaced
               -------------------------------
at any time by written agreement among the Borrower, the Administrative Agent and the successor to such Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).

From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j)  Cash Collateralization. If any Event of Default shall occur and
               ----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the
                                                        --------
obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) Each of the Existing Issuing Bank and the Existing DAP Issuing Bank shall deliver to the Administrative Agent, on or prior to the Effective Date, a schedule identifying all Existing Letters of Credit issued by it. Each of the Existing Issuing Bank and the Existing DAP Issuing Bank also shall notify the Administrative Agent of any LC Disbursement or any expiration, termination or renewal of any Existing Letters of Credit issued by it.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each
                        ---------------------
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided
                                                                      --------
in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of
         --------
an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the
greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and
                        ------------------
Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

           (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.


           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

           (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
                        ----------------------------------------
previously terminated, (i) the Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                                      --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice
                                                        --------
of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower
                        ------------------------------------
hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two

Business Days after such Swingline Loan is made; provided that on each date that
                                                 --------
a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment
                        --------------------------
pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                                  Amount
----                                                                  ------

November 30, 2002                                                $11,000,000
May 31, 2003                                                     $13,700,000
November 30, 2003                                                $13,700,000
May 31, 2004                                                     $21,800,000
November 30, 2004                                                $21,800,000
May 31, 2005                                                     $24,500,000
November 30, 2005                                                $24,500,000
May 31, 2006                                                     $24,500,000
Tranche A Maturity Date                                          $24,500,000

          (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                                  Amount
----                                                                  ------
November 30, 2002                                               $  2,500,000
May 31, 2003                                                    $  2,500,000
November 30, 2003                                               $  2,500,000
May 31, 2004                                                    $  2,500,000
November 30, 2004                                               $  2,500,000
May 31, 2005                                                    $  2,500,000
November 30, 2005                                               $  2,500,000
May 31, 2006                                                    $  2,500,000
November 30, 2006                                               $  2,500,000
May 31, 2007                                                    $  2,500,000
Tranche B Maturity Date                                         $280,000,000

          (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (d) Any prepayment of a Term Borrowing of either Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably; provided that any
                                                        --------
prepayment made pursuant to Section 2.11(a) shall be applied, first, to reduce the next scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section in chronological order, to the extent such repayments are scheduled to be due within 12 months after such prepayment is made, until such next scheduled repayments have been eliminated as a result of reductions hereunder and, second, to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably.

                  (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings of either Class shall
           --------
be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have
                                --------------------
the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Cash Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Cash Proceeds; provided that, in the case of
                                                  --------
a Prepayment Event described in clause (c) of the definition of the term "Prepayment Event", if such Prepayment Event is an IPO and if the Borrower delivers to the Administrative Agent, on or prior to the date of such IPO, a certificate of a Financial Officer certifying that (i) no Default has occurred and is continuing and (ii) the Borrower or Holdings intends to apply a portion of the Net Cash Proceeds from such IPO (which portion shall be specified in such certificate and shall not exceed 25% of such Net Cash Proceeds), within 30 Business Days after the date of such IPO, for the purposes specified in clause
(viii) of Section 6.07(b), then the amount of the prepayment required by this paragraph in respect of such event shall be reduced by the portion of the Net Cash Proceeds therefrom specified in such certificate; provided further that,
                                                       -------- -------
upon the expiration of such 30-Business Day period, if the Borrower and Holdings have not applied the entire amount of such portion of such Net Cash Proceeds for the purposes specified in clause (viii) of Section 6.07(b), the Borrower shall notify the Administrative Agent thereof and a prepayment shall be required under this paragraph to the extent such portion has not been so applied during such period. In addition, the Borrower shall prepay Term Borrowings as and to the extent required by clause (ii) of Section 6.01(a).

                  (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 28, 2002, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that the amount of the prepayment required by
                      --------
this paragraph shall be equal to 25% (instead of 50%) of Excess Cash Flow for such fiscal year if, at the end of such fiscal year, the Leverage Ratio is less than or equal to 2.00 to 1.00. Each prepayment pursuant to this paragraph shall be made on the last day of the first fiscal quarter of the fiscal year following the fiscal year for which Excess Cash Flow is being calculated.

                  (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; provided that each prepayment of
                                           --------
Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Tranche A Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender may elect, by notice to the Administrative
--------
Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings on a pro rata basis.

                  (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a
--------
conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION 2.12. Fees. (a) The Borrower agrees to pay to the
                                ----
Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving

Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided
                                                                     --------
that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR
                                --------
Borrowing (including each Swingline

Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued
                                          --------
pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement
                        ---------------------------
of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
                        ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder

(whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and, in reasonable detail, the basis therefor, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased
costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

              SECTION 2.16.  Break Funding Payments. In the event of (a) the
                             ----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and, in reasonable detail, the basis therefor, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.17.  Taxes. (a) Any and all payments by or on account of
                             -----
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions

(including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, and setting forth, in reasonable detail, the basis therefor, delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code, the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Any Foreign Lender which is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" shall deliver to the Borrower (with a copy for the Administrative Agent) a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of
Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents.

              (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of
                              --------
the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

              SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
                             --------------------------------------------------
Set-offs. (a) The Borrower shall make each payment required to be made by it
--------
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC

Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.19.  Mitigation Obligations; Replacement of Lenders. (a)
                             ----------------------------------------------
If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) in the reasonable judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be
made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

              Each of Holdings and the Borrower represents and warrants to the Lenders on the Effective Date and on each date thereafter as required under any Loan Document that:

              SECTION 3.01.  Organization; Powers. Each of Holdings, the
                             --------------------
Borrower and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

              SECTION 3.02.  Authorization; Enforceability. The Transactions to
                             -----------------------------
be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

              SECTION 3.03.  Governmental Approvals; No Conflicts. The
                             ------------------------------------
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents or (ii) where the failure to obtain such consent or approval or make such registration or filing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Holdings, the Borrower or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of their Subsidiaries (other than repayment of the Existing DAP Indebtedness and repayment of Indebtedness outstanding under the Existing Credit Agreement as of the Effective Date), and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of their Subsidiaries, except Liens created under the Loan Documents.

              SECTION 3.04.  Financial Condition; No Material Adverse Change.
                             -----------------------------------------------
(a) Holdings and the Borrower have heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows of AHC Holdings (i) as of and for the fiscal year ended December 30, 2000, reported on by Arthur Andersen LLP independent public accountants, (ii) as of and for each of the fiscal quarters ended April 21, 2001, July 14, 2001 and October 6, 2001, certified by one of its Financial Officers and (iii) as of the end of and for each fiscal month ended after the end of the fiscal quarter ended October 6, 2001 and prior to the date 30 days prior to the Effective Date, certified by one of its Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of AHC Holdings and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii) and (iii) above.

              (b) Holdings and the Borrower have heretofore furnished to the Lenders the pro forma consolidated balance sheet of Holdings as of October 6, 2001, prepared giving effect to the Transactions. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and

(iii) presents fairly, in all material respects, the pro forma financial position of Holdings and its consolidated Subsidiaries as of the Effective Date after giving effect to the Transactions.

              (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or their Subsidiaries has, as of the Effective Date, any material contingent liabilities.

              (d) Since December 30, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and their Subsidiaries, taken as a whole; provided that for purposes of this paragraph, references to Holdings shall be
--------
deemed to include AHC Holdings for periods prior to the AHC Merger.

              (e) As of the Effective Date, since May 30, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of DAP and its subsidiaries, taken as a whole.

              (f) Immediately prior to consummation of the Reorganization, neither Holdings nor Newco Sub has any assets or liabilities (other than nominal assets and liabilities attributable to its respective organization and existence) and has not conducted any operations or activities (other than in connection with the Reorganization).

              SECTION 3.05.  Properties. (a) Each of Holdings, the Borrower and
                             ----------
their Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) Each of Holdings, the Borrower and their Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

              (c) The Borrower has delivered to the Administrative Agent a schedule setting forth the address of each real property that is owned or leased by Holdings or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

              (d) As of the Effective Date, neither Holdings, the Borrower nor any of their Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein (other than options to purchase any such Mortgaged Property leased by the Borrower as lessee).

              SECTION 3.06.  Litigation and Environmental Matters. (a) There are
                             ------------------------------------
no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

              (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of their Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 3.07.  Compliance with Laws and Agreements. Each of
                             -----------------------------------
Holdings, the Borrower and their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither Holdings,
                        --------------------------------------
the Borrower nor any of their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of Holdings, the Borrower and their
                        ------
Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably
                        ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to
                        -----------
the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of their Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial
                           --------
information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Subsidiaries. After giving effect to the consummation of
                        -------------
the Reorganization on the Effective Date, Holdings does not have any Subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule
3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date and after giving effect to the Reorganization.

          SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all
                        ----------
insurance maintained by or on behalf of Holdings, the Borrower and their Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

          SECTION 3.14. Labor Matters. As of the Effective Date, there are no
                        --------------
strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. Holdings, the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with the hours worked by or payments made to employees or any similar matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary, except where the failure to pay such liability individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

          SECTION 3.15. Solvency. Immediately after the consummation of the
                        --------
Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior
                        -------------------
Debt" and "Designated Senior Debt" under and as defined in the Existing Subordinated Debt Documents and the Additional Subordinated Debt Documents.

          SECTION 3.17. Security Documents. (a) The Pledge Agreement is
                        ------------------
effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

          (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral other than the Intellectual Property (as defined in the Security Agreement), to the extent that a security interest can be perfected in such Collateral by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by
Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

          (d) The Mortgages are effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage (or, in the case of the Mortgages with respect to each Mortgaged Property set forth on Schedule 1.01(b) and identified with an asterisk, subject to Permitted Encumbrances), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages and any amendments thereto contemplated by clause (i) of
Section 4.01 are filed in the offices specified on Schedule 3.17, the Mortgages shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make
                        ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Riordan & McKinzie, counsel for the Loan Parties, substantially in the form of Exhibit B-1, (ii) Flippin Densmore Morse Rutherford & Jessee, Virginia counsel for the Loan Parties, substantially in the form of Exhibit B-2, (iii) Greenberg Traurig, LLP, Florida counsel for the Loan Parties, substantially in the form of Exhibit B-3, (iv) Bingham Dana, special New York counsel for the Loan Parties, substantially in the form of Exhibit B-4, and (v) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-5, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Holdings and the Borrower hereby request such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of Holdings and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
     Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with certificates or other instruments representing all the outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party as of the Effective Date after giving effect to the Transactions (except that certificates or other instruments representing Equity Interests of a Foreign Subsidiary that is not a Subsidiary Loan Party may be limited to 65% of the outstanding Equity Interests of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by Holdings, the Borrower or any Subsidiary as of the Effective Date after giving effect to the Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such certificates or other instruments and promissory notes.

          (g) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party, together with the following:

              (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

              (ii) a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of each of Holdings and the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (h) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of Holdings and each Subsidiary Loan Party, (ii) counterparts of the Indemnity, Subrogation and Contribution Agreement signed on behalf of each Loan Party and (iii) evidence that the Cash Concentration Accounts shall have been established.

          (i) The Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property signed on behalf of the record owner of such Mortgaged Property, (ii) except in the case of each Mortgaged Property set forth on Schedule 1.01(b) and identified with an asterisk, a policy or policies of title insurance (or binding commitments to issue such title insurance policies), or a title endorsement to an existing title insurance policy, issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Administrative Agent or the Required Lenders may reasonably request, (iv) a copy of the original permanent certificate or temporary certificate of occupancy as the same may have been amended or issued from time to time, covering each improvement located upon such Mortgaged Properties, that were required to have been issued by the appropriate Governmental Authority for such improvement or as the Administrative Agent or the Required Lenders may reasonably request and
     (v) written confirmation from the applicable zoning commission or other appropriate Governmental Authority stating that with respect to each such Mortgaged Property as built it complies with existing land use and zoning ordinances, regulations and restrictions applicable to such

         Mortgaged Property (or in lieu of the foregoing, the Borrower shall have caused the title companies insuring the Mortgage with respect to each such Mortgaged Property to affix a zoning endorsement to each of its lenders policy of title insurance covering each such Mortgage) as the Administrative Agent or the Required Lenders may reasonably request.

                  (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

                  (k) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Reorganization shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Reorganization shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Merger Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Merger Agreement not approved by the Required Lenders. Following the Reorganization there shall not be any outstanding preferred stock of Holdings. The Administrative Agent shall have received copies of the Merger Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer of Holdings or the Borrower as complete and correct. The Lenders shall be satisfied with the capitalization, structure and equity ownership of Holdings after giving effect to the Transactions. On the Effective Date and after giving effect to the Reorganization, Holdings shall not have any Subsidiaries (other than the Borrower and its Subsidiaries).

                  (l) The Lenders shall have received unaudited consolidated balance sheets and related statements of income and stockholders' equity of AHC Holdings for each fiscal month ended after October 6, 2001, and prior to the date 30 days prior to the Effective Date, which unaudited financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

                  (m) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of the Effective Date, after giving effect to the Transactions, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither Holdings, the Borrower nor any of the Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) in the case of Holdings, the Holdings Senior Discount Debentures, (iii) the Existing Senior Subordinated Notes, (iv) the Additional Senior Subordinated Notes and (v) other Indebtedness permitted under Section 6.01. The aggregate amount of fees and expenses payable or otherwise borne by Holdings, the Borrower and their Subsidiaries in connection with the Transactions shall not exceed $35,000,000.

                  (n) The Agents shall be reasonably satisfied with the results of an examination of (i) the inventory of the Borrower and its Subsidiaries and (ii) the systems providing for the monitoring and reporting of such inventory after giving effect to the Transactions.

                  (o) The Lenders shall be reasonably satisfied in all respects with the amount and nature of any environmental and employee health and safety exposures to which DAP and its subsidiaries may be subject and with the plans of Holdings and the Borrower with respect thereto.

                  (p) The Borrower shall have received not less than $185,000,000 (less underwriting discounts and commissions) in gross cash proceeds from the issuance of the Additional Senior Subordinated Notes in a public offering or in a Rule 144A or other private placement satisfactory to the Administrative Agent. The Administrative Agent shall have received copies of the Additional Subordinated Debt Documents and the terms and conditions of the Additional Subordinated Debt Documents (including but not limited to terms and conditions relating to the fees, amortization, maturity, subordination, covenants, events of defaults and remedies) shall be satisfactory in all respects to the Lenders (it being understood that terms and conditions disclosed in the preliminary offering memorandum for the Additional Senior Subordinated Notes, dated October 10, 2001, are satisfactory to the Lenders). The Additional Subordinated Debt shall be unsecured.

                  (q) The Administrative Agent shall have received management's consolidated and consolidating financial projections for Holdings for the period of seven fiscal years following the Effective Date, detailed on a quarter-by-quarter basis for the first complete fiscal year following the Effective Date, which projections shall reflect the Transactions and include the written assumptions upon which such projections are based, and such projections shall be satisfactory in all respects to the Agents, including with respect to any cost savings projected for Holdings and its Subsidiaries therein. Such projections shall be substantially similar in form to the projections received by the Agents prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 31, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender
                                -----------------
to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for representations and warranties expressly made as of an earlier date, which shall be true and correct as of such earlier date.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01.  Financial Statements and Other Information.
                                 -------------------------------------------
Holdings and the Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 90 days after the end of each fiscal year of Holdings and the Borrower, both Holdings' and the Borrower's audited consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings and the Borrower, both Holdings' and the Borrower's consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) within 30 days after the end of each month (other than the last month) of each fiscal quarter of Holdings and the Borrower, both Holdings' and the Borrower's consolidated balance sheets and related statements of operations, stockholders' equity as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of Holdings or the Borrower, as applicable, and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, with respect to
                                               --------
     the balance sheets and related statements as of the end of November 2001, the Borrower and Holdings may provide consolidated balance sheets and related statements for Holdings and all Subsidiaries which were Subsidiaries prior to the Reorganization and separate consolidated balance sheets and related statements for all other Subsidiaries;

          (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth a reasonably detailed calculation of the Leverage Ratio as of the end of the period covered by such financial statements, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13,
     6.14 and 6.15 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of AHC Holdings' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (f) as soon as the same are complete, but in no event more that 60 days after the commencement of each fiscal year of Holdings, a detailed consolidated budget presented on a quarterly basis for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and, promptly when available, any significant revisions of such budget;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

          (i) at the same time as it delivers the financial statements required under the provisions of this Section 5.01(a), copies of the "Management Letter" delivered to Holdings and the Borrower by their independent certified public accountants in connection with the delivery of such financial statements.

          SECTION 5.02. Notices of Material Events. Upon Holdings or the
                        --------------------------
Borrower obtaining knowledge thereof, Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and their Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Information Regarding Collateral. (a) Holdings or the
                        --------------------------------
Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its jurisdiction of organization, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings or the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the
                        -------------------------------
Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger,
          --------
consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05. Payment of Obligations. Each of Holdings and the
                        -----------------------
Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. Each of Holdings and the
                        --------------------------
Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07. Insurance. (a) Each of Holdings and the Borrower will,
                        ----------
and will cause each of its

Subsidiaries to, maintain, with financially sound and reputable insurance companies (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (ii) such other insurance as is required pursuant to the terms of any Security Document and
(iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to this Section 5.07.

          (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, (ii) a provision to the effect that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. Holdings or the Borrower shall deliver to the Administrative Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

          SECTION 5.08. Casualty and Condemnation. (a) Holdings or the Borrower
                        --------------------------
will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          (b) If any event described in paragraph (a) of this Section results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Cash Proceeds and, if received by Holdings, the Borrower or any Subsidiary, such Net Cash Proceeds shall be paid over the Administrative Agent; provided that (i) if the aggregate Net Cash Proceeds in respect of such event (other than proceeds of business income insurance) are less than $5,000,000, such Net Cash Proceeds shall be paid over to Holdings or the Borrower unless a Default has occurred and is continuing, and (ii) all proceeds of business income insurance shall be paid over to the Borrower unless a Default has occurred and is continuing. All such Net Cash Proceeds retained by or paid over to the Administrative Agent shall be held by the Administrative Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of the applicable Security Document, subject to the provisions of the applicable Security Document regarding application of such Net Cash Proceeds during a Default.

          (c) If any Net Cash Proceeds retained by or paid over to the Administrative Agent as provided above continue to be held by the Administrative Agent on the date that is 360 days (or, in the case of a distribution center, two years, provided that repair, restoration or replacement commenced within 270
           --------
days after the occurrence of such event) after the occurrence of the event resulting in such Net Cash Proceeds, then such Net Cash Proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(b).

          SECTION 5.09. Books and Records; Inspection and Audit Rights. (a) Each
                        -----------------------------------------------
of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that
--------
the Borrower shall be given the opportunity to be present at any discussion with its independent accountants.

              (b) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of (i) the inventory of the Borrower and its Subsidiaries and (ii) the systems providing for the monitoring and reporting of such inventory, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal (including the fees and expenses associated with the services performed by the Administrative Agent's collateral monitoring department); provided that the Borrower shall not be required to pay
                        --------
such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing.

              SECTION 5.10.  Compliance with Laws. Each of Holdings and the
                             --------------------
Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.11.  Use of Proceeds and Letters of Credit. The proceeds
                             -------------------------------------
of the Term Loans, together with the proceeds of the Initial Revolving Borrowing and the net cash proceeds of the Additional Subordinated Debt, will be used only to pay (a) the cash portion of the DAP Merger Consideration, (b) all amounts outstanding under the Existing Credit Agreement, (c) all amounts outstanding in respect of the Existing DAP Indebtedness, including accrued interest and fees and any prepayment penalties and all amounts necessary to terminate the DAP Synthetic Lease Agreement and purchase the property subject thereto, and (d) fees and expenses in connection with the Transactions. The proceeds of the Revolving Loans (other than the proceeds from the Initial Revolving Borrowing) and Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for general corporate purposes.

              SECTION 5.12.  Additional Subsidiaries. If any additional
                             -----------------------
Subsidiary is formed or acquired after the Effective Date, Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, Holdings and the Borrower will cause such Subsidiary to become a party to the Guarantee Agreement, the Indemnity Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets (other than commercial delivery vehicles and leasehold interests in Stores) to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, Holdings and the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary and is not a Subsidiary Loan Party, Equity Interests of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary).

              SECTION 5.13.  Further Assurances. (a) Each of Holdings and the
                             ------------------
Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

              (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided that the foregoing
                                                 --------
shall not require the Borrower to grant a Lien on assets constituting commercial delivery vehicles, leasehold interests in Stores or Vehicles owned by the Vehicle Subsidiary.

              (c) If any Mortgaged Property set forth on Schedule 1.01(b) and identified with an asterisk is not sold prior to the date that is one year after the Effective Date, the Borrower shall, within 60 days of such date, deliver to the Administrative Agent a policy or policies of title insurance (or binding commitments to issue such title policies), or a title endorsement to an existing title policy, issued by a nationally recognized title insurance company, insuring the Lien of each Mortgage with respect to each such Mortgaged Property as a valid first Lien on such Mortgaged Property, free of any other Liens except as permitted by Section 6.02, in form and substance reasonably acceptable to the Collateral Agent, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request.

              SECTION 5.14.  Collection Deposit Accounts. As promptly as
                             ---------------------------
practicable and in any event prior to June 30, 2002 and at all times thereafter, the Borrower shall maintain Collection Deposit Letter Agreements for Collection Deposit Accounts representing the collections of Stores which account for no less than 80% of Consolidated EBITDA for the fiscal year most recently ended. The Borrower will use its reasonable best efforts to enter into and maintain Collection Deposit Agreements for all other Collection Deposit Accounts.

              SECTION 5.15.  Designated Senior Indebtedness. The Borrower hereby
                             -------------------------------
designates the Obligations as "Designated Senior Indebtedness" under and as defined in the Existing Subordinated Debt Documents.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Indebtedness; Certain Equity Securities. (a) The
                         ----------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:


            (i) Indebtedness created under the Loan Documents;

           (ii) in the case of the Borrower, the Existing Subordinated Debt and the Additional Subordinated Debt;

          (iii) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness;

           (iv) Indebtedness of the Borrower to any Subsidiary of the Borrower and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower; provided that Indebtedness of any Subsidiary
                                 --------
     that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

            (v) Guarantees by the Borrower of Indebtedness of any Subsidiary of the Borrower and by any Subsidiary of the Borrower of Indebtedness of the Borrower or any other Subsidiary of the Borrower; provided that (A) the
                                                       --------
     Indebtedness so guaranteed is permitted by this Section, (B) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, (C) the Existing Subordinated Debt shall not be guaranteed by any Subsidiary that is not a Subsidiary Loan Party and any such Guarantee shall be subordinated to the obligations hereunder of the applicable Subsidiary on the same terms as the Existing Subordinated Debt of the Borrower is subordinated to its obligations hereunder, (D) the Additional Subordinated Debt shall not be guaranteed by any Subsidiary that is not a Subsidiary Loan Party and any such Guarantee shall be subordinated to the obligations hereunder of the applicable guarantor on the same terms as the Additional Subordinated Debt of the Borrower is subordinated to its obligations hereunder and (E) the Holdings Senior Discount Debentures shall not be Guaranteed;

            (vi) Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to finance the acquisition, construction or improvement of any fixed or capital assets after the Effective Date, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within
              --------
     270 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $75,000,000 at any time outstanding; provided further that the amount permitted under clause (vi)
                  -------- -------
     above shall not include Indebtedness set forth in Schedule 6.01;

           (vii) Indebtedness of (A) any Person that becomes a Subsidiary after the date hereof pursuant to a Permitted Acquisition to the extent that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) the Borrower or a Subsidiary to the extent that such Indebtedness is assumed in connection with a Permitted Acquisition made by the Borrower or such Subsidiary and is not created in contemplation of such Permitted Acquisition and (C) the Borrower in respect of unsecured promissory notes issued as consideration for Permitted Acquisitions; provided that the aggregate principal amount of Indebtedness permitted by
     --------
     this clause (vii) shall be subject to the limitations set forth in clause
     (h) of Section 6.04;

          (viii) other unsecured Indebtedness of the Borrower or any Subsidiary Loan Party in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and

            (ix) Receivables Indebtedness in an aggregate principal amount not exceeding $45,000,000 at any time outstanding.

            (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of any such Indebtedness, (ii) Indebtedness created under the Loan Documents and (iii) the Holdings Senior Discount Debentures.

            (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to (i) create, incur, assume or permit to exist any Indebtedness (other than Indebtedness created under the Loan Documents) in reliance upon such Indebtedness constituting a "Credit Facility" (as defined in the Existing Subordinated Debt Documents or the Additional Subordinated Debt Documents) for purposes of determining whether such Indebtedness is permitted under the Existing Subordinated Debt Documents or the Additional Subordinated Debt Documents, as applicable, regardless of whether such Indebtedness is permitted by this Section, or (ii) designate any Indebtedness (other than Indebtedness created under the Loan Documents) as "Designated Senior Debt" (as defined in the Existing Subordinated Debt Documents or the Additional Subordinated Debt Documents).

            (d) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

            SECTION 6.02. Liens. (a) The Borrower will not, and will not permit
                          ------
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (i) Liens created under the Loan Documents;

           (ii) Permitted Encumbrances;

          (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary (other than pursuant to the Reorganization) or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in
                                  --------
     contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary after the Effective Date; provided that (A) such security interests secure Indebtedness permitted by
     --------
     clause (vi) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost (including design, engineering, sales taxes, delivery, installation and other similar costs) of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

          (vi) Liens arising under any Receivables Program on accounts receivables sold or transferred to Persons other than the Borrower and its Subsidiaries pursuant to such Receivables Program.

          (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Security Documents and Permitted Encumbrances.

          SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the
                        --------------------
Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other

Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary (other than the Borrower) may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any Subsidiary may merge with another entity to implement a Permitted Acquisition; provided that
                                                                --------
any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.04; provided further that this Section shall not be construed to
              -------- -------
prohibit consummation of the AHC Merger and the DAP Merger in accordance with the Merger Agreement.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower, DAP and their respective subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash, promissory notes held pursuant to clause (g)(i) of Section 6.04 and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, the Holdings Senior Discount Debentures, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities). Holdings will not have any Subsidiaries, other than the Borrower and its Subsidiaries.

          (d) Prior to the consummation of the DAP Merger, Newco Sub will not engage in any business or activity. Newco Sub will not own or acquire any assets or incur any liabilities. Newco Sub will not have any subsidiaries.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and
                        --------------------------------------------
Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries
-------------
to, purchase, hold
or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

          (c) investments in the Equity Interests of their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan
                   --------
     Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments in, and loans and advances to, and Guarantees of Indebtedness of, Subsidiaries that are not Loan Parties shall not exceed $1,000,000 in the aggregate at any time outstanding;

          (d) loans or advances made by the Borrower to any Subsidiary of the Borrower (or to Holdings, but only as permitted by Section 6.07) and made by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower; provided that (i) any such loans and advances made by a
                      --------
     Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c)(ii) above;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) neither the Borrower nor any Subsidiary shall Guarantee
     --------
     the Holdings Senior Discount Debentures, (ii) the Existing Subordinated Debt shall not be Guaranteed by Holdings or by any Subsidiary other than a Subsidiary Loan Party that is a Subsidiary of the Borrower, (iii) the Additional Subordinated Debt shall not be Guaranteed by any Subsidiary other than a Subsidiary Loan Party that is a Subsidiary of the Borrower,
     (iv) the aggregate
     principal amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c)(ii) above and (v) a Subsidiary that is not a Loan Party shall not Guarantee any Indebtedness of any Loan Party;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g) promissory notes received from employees of Holdings and its Subsidiaries evidencing (i) loans made for the purpose of permitting such employees to purchase capital stock of Holdings in an aggregate principal amount not exceeding $5,000,000 at any time outstanding or (ii) the loan made to Garnett Smith in the principal amount of $1,300,000;

          (h) Permitted Acquisitions; provided that (i) the consideration for
                                      --------
     each Permitted Acquisition shall consist solely of cash, shares of common stock of Holdings, the assumption of Indebtedness of the acquired Person or encumbering the acquired assets, Indebtedness referred to in clauses (vii) and (viii) of Section 6.01(a) or a combination thereof and (ii) the sum of all Indebtedness so assumed or otherwise resulting from Permitted Acquisitions (including Indebtedness referred to in clauses (vii) and (viii) of Section 6.01(a)) plus the cash consideration paid in connection with Permitted Acquisitions (other than cash consideration received as Net Cash Proceeds from the issuance by Holdings of additional shares of its common stock to finance Permitted Acquisitions, as contemplated by clause
     (c)(ii) of the definition of "Prepayment Event"), minus the book value (determined, in respect of each Permitted Acquisition, as of the date of consummation thereof) of all cash, cash equivalents, prepaid expenses, inventory and accounts receivable acquired pursuant to Permitted Acquisitions, shall not exceed, during any fiscal year of the Borrower, when aggregated with the sum of all Capital Expenditures during such fiscal year, the amount permitted for such fiscal year pursuant to Section 6.12;

          (i) loans or advances to employees in the ordinary course of business; provided that the aggregate amount
     --------
     of all loans and advances permitted by this clause (i) shall not exceed $750,000 at any time outstanding;

          (j) other investments in an aggregate amount not exceeding $2,000,000 at any time outstanding;

          (k) obligations of management to the Borrower in connection with split dollar life insurance policies; provided that the aggregate amount of all
                                     --------
     obligations permitted by this clause (k) shall not exceed $1,000,000 at any time outstanding; and

          (l) promissory notes contemplated by clause (ii) of the proviso to
     Section 6.05.


          SECTION 6.05. Asset Sales. The Borrower will not, and will not permit
                        -----------
any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interests in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) (i) sales, transfers, leases and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers, leases or dispositions
                 --------
     involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08, and (ii) issuances of additional Equity Interests by any Subsidiary to the Borrower or any other Subsidiary (except that a Subsidiary Loan Party may not issue additional Equity Interests to a Subsidiary that is not a Loan Party), provided that any such issuances
                                           --------
     shall be made in compliance with Section 6.04;

          (c) sales, transfers and dispositions of assets (other than Equity Interests of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets
                   --------
     sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $12,500,000 during any fiscal year of the Borrower and $50,000,000 in the aggregate;

          (d) the Borrower may sell or otherwise convey accounts receivable pursuant to and in accordance with any Receivables Program;

          (e) sales of fixed or capital assets made pursuant to sale and lease-back transactions permitted under Section 6.11;

          (f) sales, transfers and dispositions of assets constituting Permitted Asset Swaps;

          (g) sales, transfers and other dispositions of property identified on
     Schedule 6.05(a);

          (h) sales, transfers and other dispositions of (i) Stores identified on Schedule 6.05(b) and (ii) up to 35 additional Stores; provided that the
                                                              --------
     fair market value of all assets sold, transferred or otherwise disposed of pursuant to this clause (h) shall not exceed $35,000,000 in the aggregate; and

          (i) sales of assets which as of the date hereof are owned by Western Auto of St. Thomas, Inc., a Delaware corporation, Western Auto of Puerto Rico, Inc., a Delaware corporation or WASCO Insurance Agency, Inc., a Missouri corporation or which constitute the Western Auto Wholesale Network, Western Auto Specialty Stores or rights with respect to Western Auto Dealer Stores or of the capital stock of any Subsidiary of the Borrower substantially all the assets of which at the time of such sale are assets permitted to be sold pursuant to this clause (i);

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration, except that (i) consideration for Permitted Asset Swaps may consist of non-cash consideration as contemplated by the definition of such term, (ii) up to 30% of the aggregate consideration for transactions permitted by clause (i) above may consist of promissory notes,
(iii) in the case of distribution centers, up to 30% of the aggregate consideration for transactions permitted by clause (g) above may consist of promissory notes, (iv) in the case of the Kansas City office building, up to 80% of the aggregate consideration for the transactions permitted by clause (g) above may consist of promissory notes and (v) up to 10% of the aggregate consideration for transactions permitted by clause (h) above may consist of promissory notes.

          SECTION 6.06.  Hedging Agreements. The Borrower will not, and will not
                         -------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness.
                        -----------------------------------------------------
(a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

          (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

          (ii) Subsidiaries of the Borrower may make Restricted Payments to the Borrower and to wholly owned Subsidiaries of the Borrower and may declare and pay dividends ratably with respect to their Equity Interests;


          (iii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings at such times and in such amounts, not exceeding $1,000,000 during any fiscal year, as shall be necessary to permit Holdings to discharge its permitted liabilities (other than to make any payments with respect to the Holdings Senior Discount Debentures);

          (iv) following April 15, 2003, if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings at such times and in such amounts, not exceeding $14,420,000 during any fiscal year, as shall be necessary to permit Holdings to pay, as and when due, interest on the Holdings Senior Discount Debentures accrued subsequent to April 15, 2003;

          (v) Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries, including the redemption or purchase of shares of common stock of Holdings held by former employees of Holdings or any Subsidiary following the termination of their employment, if (A) at the time thereof and after giving effect thereto no Default has occurred and is continuing and (B) after giving effect to any such Restricted Payment, the aggregate cumulative amount of Restricted Payments made pursuant to this clause (v) shall not exceed the sum of (1) $2,000,000 during any fiscal year or (2) $10,000,000 at any time during the term of this Agreement, plus the amount of Net Cash Proceeds received by Holdings and its Subsidiaries after the Effective Date and prior to making such Restricted Payment from the issuance of additional shares of its common stock to members of management or employees of Holdings and its Subsidiaries; provided that the promissory notes permitted under Section
                   --------
     6.04(g) may be forgiven or returned without regard to the limitation in clause (B) above and the forgiveness or return thereof shall not be treated as Restricted Payments for purposes of determining compliance with such clause (B) above;

          (vi) the Borrower may pay cash dividends or make loans to Holdings in such amounts and at such times as Holdings makes Restricted Payments permitted by clause (v) above; and

          (vii) if at the time thereof and after giving effect thereto no Default has occurred and is continuing, the Borrower may pay dividends or make loans to Holdings in such amounts and at such times as required to permit Holdings to pay, as and when due, income taxes payable by Holdings with respect to the consolidated, combined tax filing group that includes the Borrower and its Subsidiaries; provided that dividends or loans
                                        --------
     pursuant to this clause (vii) shall not at any time exceed the amount of income taxes that would then be payable by the Borrower and its Subsidiaries if the Borrower and its Subsidiaries were not a part of a consolidated, combined tax filing group with Holdings or any other Person.

          (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i)   payment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness other than payments in respect of the Existing Subordinated Debt or the Additional Subordinated Debt prohibited by the subordination provisions thereof;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) payment of interest on the Holdings Senior Discount Debentures payable solely by the issuance by Holdings of additional Holdings Senior Discount Debentures, provided that after April 15, 2003, Holdings will be
                          --------
     permitted to pay interest in cash on the Holdings Senior Discount Debentures as and when due;

          (vi) payment of intercompany Indebtedness between or among the Borrower and its Subsidiaries permitted under clause (iv) of Section 6.01(a) and payment of Indebtedness permitted under clauses (viii) and (ix) of Section 6.01(a);

          (vii) payments, in an aggregate amount not to exceed $25,000,000, to purchase Existing Senior Subordinated Notes or Additional Senior Subordinated Notes; provided that (A) at the time of and after giving
                         --------
     effect to each such purchase of Existing Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, (1) no Default shall have occurred and be continuing and (2) the ratio of (x) Funded Senior Debt, to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended, shall not be greater than 2.50 to 1.00; (B) all Existing Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, so purchased shall be retired and canceled; and (C) for purposes of calculating the $25,000,000 limit on the amount of payments permitted by this clause (vii), the aggregate amount of such payments shall be calculated excluding the aggregate amount of accrued and unpaid interest on the Existing Senior Subordinated Notes or Additional Senior Subordinated Notes so purchased that is discharged as a result of such purchase;

          (viii) payments, in an aggregate amount not exceeding the portion of the Net Cash Proceeds of an IPO reserved for such purpose in accordance with the proviso to Section 2.11(b), to purchase Existing Senior Subordinated Notes or Additional Senior Subordinated Notes within 30 Business Days after the date of such IPO; provided that (A) at the time of
                                               --------
     and after giving effect to each such purchase of Existing Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, no Default shall have occurred and be continuing; (B) all Existing Senior Subordinated Notes or Additional Senior Subordinated Notes, as the case may be, so purchased shall be retired and canceled; and (C) for purposes of determining the amount of the Net Cash Proceeds of such IPO applied to purchase Existing Senior Subordinated Notes or Additional Senior Subordinated Notes as permitted by this clause (viii), the aggregate amount of such payments shall be calculated excluding the aggregate amount of accrued and unpaid interest on the Existing Senior Subordinated or Additional Senior Subordinated Notes so purchased that is discharged as a result of such purchase;

          (ix) payments, in an aggregate amount not to exceed $25,000,000, to purchase Holdings Senior Discount Debentures; provided that (A) at the time
                                                   --------
     of and after giving effect to each such purchase of Holdings Senior Discount Debentures, (1) no Default shall have occurred and be continuing and (2) the ratio of (x) Funded Senior Debt, to (y) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended, shall not be greater than 1.50 to 1.00; (B) the aggregate amount of such payments for all such purchases shall not exceed the amount of Available Excess Cash Flow; (C) all Holdings Senior Discount Debentures so purchased shall be retired and canceled; and (D) for purposes of calculating the $25,000,000 limit on the amount of payments permitted by this clause (ix), the aggregate amount of such payments shall be calculated excluding the aggregate amount of accrued and unpaid interest on the Holdings Senior Discount Debentures so purchased that was accrued after April 15, 2003, and that is discharged as a result of such purchase;

          (x) the issuance of Equity Interests in Holdings to any holder of Holdings Senior Discount Debentures in exchange for Holdings Senior Discount Debentures; provided that (A) at the time of and after giving
                          --------
     effect to such exchange, no Default shall have occurred and be continuing, (B) such exchange shall not be made in connection with any issuance of Equity Interests in Holdings to other investors for cash consideration, (C) such exchange is made on an arm's length basis with unrelated third parties and (D) all Holdings Senior Discount Debentures so exchanged shall be retired and canceled; and

          (xi) the repayment of (A) all amounts outstanding under the Existing Credit Agreement and (B) all amounts outstanding in respect of the Existing DAP indebtedness, including accrued interest and fees and any prepayment penalties and all amounts necessary to terminate the DAP Synthetic Lease Agreement and purchase the property subject thereto.

          (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interest of Holdings, the payments required to be made by Holdings are limited to amounts permitted to be paid under Section 6.07(a), (ii) in the case of any Synthetic Purchase Agreement related to any Restricted Indebtedness, the payments required to be made by Holdings, the Borrower or the Subsidiaries thereunder are limited to the amount permitted under Section 6.07(b) and (iii) in the case of any Synthetic Purchase Agreement, the obligations of Holdings, the Borrower and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders.

          SECTION 6.08. Transactions with Affiliates. Neither Holdings nor the
                        ----------------------------
Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, provided that the Borrower delivers to the Administrative Agent (i)
         --------
with respect to any transaction or series of related transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Borrower's board of directors set forth in an officers' certificate certifying that such transaction complies with this clause (a) and that such transaction has been approved by a majority of the disinterested members of the Borrower's board of directors and (ii) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $10,000,000, an opinion as to the fairness to the Lenders of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing, (b) transactions between or among the Borrower and its Subsidiaries that are Subsidiary Loan Parties which do not involve any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, (d) loans to management of Holdings or the Borrower permitted by clause (g) of Section 6.04,
(e) payments made under and in accordance with agreements in effect on the Effective Date and specified in Schedule 6.08 (without giving effect to any amendment or modification thereof that has not been approved by the Required Lenders), (f) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by Holdings or any of its Subsidiaries in the ordinary course of business of Holdings or such Subsidiary to or with the officers, directors or employees of Holdings or its Subsidiaries and (g) sales of common stock of Holdings, when such sales are exclusively for cash.

          SECTION 6.09. Restrictive Agreements. Neither Holdings nor the
                        ----------------------
Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
                                                                   --------
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Existing Subordinated Debt Document, Additional Subordinated Debt Document or Holdings Senior Discount Debenture Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases or other contracts restricting the assignment thereof.

          SECTION 6.10. Amendment of Material Documents. Neither Holdings nor
                        -------------------------------
the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Existing Subordinated Debt Document, Additional Subordinated Debt Document, Holdings Senior Discount Note Document or any agreement specified in Schedule 6.08, (b) its certificate of incorporation, by-laws or other organizational documents or (c) the documents governing any Receivables Program or the documents governing the McDuffie County industrial revenue bonds, except amendments and modification to agreements and documents referred to in clauses (b) and (c) shall be permitted to the extent that the cumulative effect of all such amendments and modifications does not have a Material Adverse Effect or a material adverse effect on the interests of the Lenders; provided that amendments and modifications to documents governing
         --------
Receivables Programs that have a monetary effect on the Borrower or any of its Subsidiaries shall be deemed not to have a Material Adverse Effect or adversely affect the Lenders in any material respect so long as the cumulative net monetary effect of such amendments and modifications does not exceed $5,000,000 during the term of this Agreement (compared to the monetary effect of the existing Receivables Programs).

          SECTION 6.11. Sale and Lease-Back Transactions. Neither Holdings nor
                        --------------------------------
the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) any such sale and leaseback of property involving the sale of fixed or capital assets (other than those acquired pursuant to the Reorganization or a Permitted Acquisition), at a price not less than the cost thereof, that is consummated within 270 days after the date that such assets are acquired, (b) Specified Lease Financings and
(c) any such sale and leaseback of up to 35 Stores that are transferred by the Borrower or any of its Subsidiaries within 90 days after the Effective Date to any of DAPPER Properties I, LLC, DAPPER Properties II, LLC or DAPPER

Properties III, LLC (and leased back under the DAP Master Lease Agreement) in exchange for Stores transferred by DAPPER Properties I, LLC, DAPPER Properties II, LLC or DAPPER Properties III, LLC to the Borrower or a Subsidiary Loan Party and released from the DAP Master Lease Agreement.

          SECTION 6.12. Capital Expenditures. The Borrower will not permit the
                        --------------------
sum of (a) the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year, plus (b) all amounts that are to be aggregated with Capital Expenditures for such fiscal year as provided in clause
(h) of Section 6.04 (the sum of the amounts referred to in clauses (a) and (b) being referred to as "Restricted Expenditures"), to exceed the amount set forth
                      -----------------------
below opposite such year; provided, that the Restricted Expenditures in any
                          --------
fiscal year (the "Pending Fiscal Year") may be increased by an amount (not
                  -------------------
exceeding $30,000,000) equal to the excess, if any, of the sum of the amounts set forth below under "Amount" for each fiscal year referred to below ending prior to the Pending Fiscal Year, minus the sum of the Restricted Expenditures for such preceding fiscal years:

     Fiscal Year
       Ending                                              Amount
       ------                                              ------
December 29, 2001                                       $135,000,000
December 28, 2002                                       $140,000,000
January 3, 2004                                         $150,000,000
January 1, 2005                                         $150,000,000
December 31, 2005                                       $165,000,000
December 30, 2006                                       $185,000,000

          SECTION 6.13. Leverage Ratio. The Borrower will not permit the
                        --------------
Leverage Ratio as of any date during any period set forth below to be in excess of the ratio set forth below opposite such period:


               Period                                       Ratio
               ------                                       ------
Effective Date through December 28, 2002                4.25 to 1.00
December 29, 2002 through July 12, 2003                 4.00 to 1.00
July 13, 2003 through January 3, 2004                   3.50 to 1.00
January 4, 2004 through July 17, 2004                   3.25 to 1.00
July 18, 2004 and thereafter                            3.00 to 1.00


          SECTION 6.14. Consolidated Interest Expense Coverage Ratio. The
                        --------------------------------------------
Borrower will not permit the Consolidated Interest Expense Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth below opposite such period:

               Period                                    Ratio
               ------                                    -----
Effective Date through October 5, 2002                2.50 to 1.00
October 6, 2002 through July 17, 2004                 2.75 to 1.00
July 18, 2004 and thereafter                          3.00 to 1.00

          SECTION 6.15. Current Assets to Funded Senior Debt Ratio. The Borrower
                        ------------------------------------------
will not permit the ratio of (a) Current Assets to (b) Funded Senior Debt, in each case as of the end of any fiscal quarter of the Borrower ending during any period set forth below, to be less than the ratio set forth below opposite such period:

               Period                                    Ratio
               ------                                    -----
Effective Date through July 12, 2003                  1.50 to 1.00
July 13, 2003 through July 17, 2004                   1.60 to 1.00
July 18, 2004 through January 1, 2005                 1.75 to 1.00
January 2, 2005 and thereafter                        2.00 to 1.00

          SECTION 6.16. Purchase and Sale of Vehicles; Vehicle Subsidiary. (a)
                        -------------------------------------------------
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary (other than the Vehicle Subsidiary) to, own, purchase, acquire or hold title to, any Vehicle.

          (b) The Vehicle Subsidiary will not engage in any business or activity other than acquiring, owning and disposing of Vehicles used in the business of the Borrower and its Subsidiaries, and activities incidental thereto. The Vehicle Subsidiary will not own or acquire any assets (other than Vehicles) or incur any liabilities (other than liabilities imposed by law, including tax liabilities, the Guarantee of the Existing Subordinated Debt and the Additional Subordinated Debt by the Vehicle Subsidiary to the extent permitted by clause
(v) of Section 6.01(a), Indebtedness created under the Loan Documents and other liabilities incidental to its existence and permitted business and activities). The Vehicle Subsidiary will not have any Subsidiaries or other investments. The Borrower will not make or permit any investments in the Vehicle Subsidiary, other than contributions of equity capital by the Borrower to the extent necessary to permit the Vehicle Subsidiary to acquire Vehicles and to satisfy its permitted liabilities as and when done.

                                   ARTICLE VII

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any

     Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor (and such action is not effectively stayed) to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $3,000,000 in any year or (ii) $5,000,000 for all periods;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

          (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          The provisions of this Article applicable to the Administrative Agent also shall apply to the Collateral Agent, mutatis mutandis.
                                          ------- --------

          The parties hereto acknowledge and agree that none of the Co-Agents has any duty or liability under any Loan Document in its capacity as a Co-Agent.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices. Except in the case of notices and other
                        -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to Holdings or the Borrower, to Advance Stores Company, Incorporated at 5673 Airport Road, Roanoke, Virginia 24012, Attention of Chief Financial Officer (Telecopy No. (540) 561-1699);

          with a copy to:

          Freeman Spogli & Co. Incorporated, 599 Lexington Avenue, 18th Floor, New York, New York 10022, Attention of Mark J. Doran (Telecopy No. (212) 758-7499;

          (b) if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Beldon (Telecopy No. (212) 552-5658), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York 10017, Attention of Neil Boylan (Telecopy No.
     (212) 972-0009);

          (c) if to the Issuing Bank, to JPMorgan Chase Bank at 55 Water Street, 17th Floor, Room 1708, New York, New York 10041, Attention of Standby LC Department (Telecopy No. (212) 363-5656);

          (d) if to the Swingline Lender, to JPMorgan Chase Bank at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Beldon (Telecopy No. (212) 552-5658); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02.  Waivers; Amendments. (a) No failure or delay by the
                         -------------------
Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i)
                                     --------
increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) except in strict accordance with the express provisions thereof, release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class (in addition to any other consent required under this paragraph), (ix) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Revolving Loans, without the written consent of Revolving Lenders holding a majority in interest of the Revolving Commitments or (x) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall
                             -------- -------
amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not any other Lenders), the Tranche A Lenders (but not any other Lenders) or the Tranche B Lenders (but not any other Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. In furtherance of clause (ix) of this Section 9.02(b), (i) any amendment or modification to or waiver of Section 6.12, 6.13, 6.14 or 6.15 of this Agreement or (ii) any amendment or modification to or waiver of any provision of this Agreement or any other Loan Document at a time when any Default has occurred and is continuing, and that would have the effect of eliminating any such Default, shall not be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 4.02 to the making of any Revolving Loan have been satisfied unless the Revolving Lenders holding a majority in interest of the Revolving Commitments shall have consented to such amendment, modification or waiver; provided that the foregoing shall not be construed to affect any
           --------
amendment or modification to any provision of this Agreement or any other Loan Document (other than any amendment or modification to Section 6.12, 6.13, 6.14 or 6.15 of this Agreement) if no Default has occurred and is continuing at the time of such amendment or modification.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
                        -----------------------------------
shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from,
                 ----------
any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings, the Borrower or any of its Subsidiaries, except that this clause (iii) shall not apply to Environmental Liabilities related to a Mortgaged Property that are attributable solely to acts or events occurring after completion of foreclosure proceedings with respect to such Mortgaged Property and surrender of possession thereof by the Borrower and its Subsidiaries to or as directed by the Collateral Agent or the purchasers at any such foreclosure sale, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be
               --------
available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or
--------
indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by either Holdings or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except
                                                       --------
in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or

Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Tranche B Commitments and Tranche B Loans, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with (except in the case of an assignment to an Affiliate or Approved Fund of a Lender) a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that
                                                          -------- -------
any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide
                       --------
that such Lender
will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge
                                                  --------
or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h)  Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle
               ---------------
(an "SPV"), identified as such in writing from time to time by the Granting
     ---
Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to
--------
make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the

Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 9.04(h) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

          SECTION 9.05. Survival. All covenants, agreements, representations and
                        --------
warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article

VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This
                        ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Document and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be
                        ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have
                        ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                        --------------------------------------------------
Process. (a) This Agreement shall be construed in accordance with and governed
-------
by the law of the State of New York.

          (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

          (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
                        --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of
                        --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the
                        ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below) in accordance with their customary procedures, except that Information may be disclosed (a) to its and its Affiliates' and Approved Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower or (i) to any direct or indirect contractual counterparty with a Lender or its affiliates in a swap agreement or such counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 9.12). For the purposes of this Section, "Information" means all
                                                  -----------
information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the
                                                       --------
case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in this Section 9.12 is intended to prohibit any Lender (or any Affiliate or Approved Fund of any Lender) from acquiring or disposing of any of the Borrower's debt securities from or to an institutional "accredited investor" (as defined in Regulation D under the Securities Act of 1933); provided that in connection with any such acquisition
                         --------
or disposition, such Lender (or Affiliate or Approved Fund of such Lender) shall not disclose to its trade counterparty or any other Person any Information relating to the Borrower except in accordance with this Section 9.12.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything
                        ------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum lawful rate (the "Maximum Rate") which may be contracted for, charged,
                          ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                             ADVANCE AUTO PARTS, INC.,

                                                by
                                                   /s/ Eric M. Margolin
                                                   --------------------------
                                                   Name: Eric M. Margolin


                                             ADVANCE STORES COMPANY,
                                             INCORPORATED,

                                                by
                                                   /s/ Eric M. Margolin
                                                   --------------------------
                                                   Name: Eric M. Margolin


                                             JPMORGAN CHASE BANK,
                                             individually and as
                                             Administrative Agent,

                                                by
                                                   /s/ Robert Anastasio
                                                   --------------------------
                                                   Name: Robert Anastasio
                                                   Title: Vice President


                                             CREDIT SUISSE FIRST BOSTON,

                                                by
                                                   /s/ Mark E. Gleason
                                                   --------------------------
                                                   Name: Mark E. Gleason
                                                   Title: Director

                                                by
                                                   /s/ William S. Lutkins
                                                   --------------------------
                                                   Name: William S. Lutkins
                                                   Title: Vice President

                                         LEHMAN COMMERCIAL PAPER INC.,

                                            by /s/ G. Andrew Keith
                                               ---------------------------------
                                               Name: G. Andrew Keith
                                               Title: Authorized Signatory

                                                 Signature page to the Advance
                                                 Stores Company, Incorporated
                                                 Credit Agreement


                     NAME OF INSTITUTION:  Galaxy CLO 1999-1, Ltd.
                                           by: SAI Investment Adviser, Inc.
                                           its Collateral Manager


                                                 by /s/ John G. Lapham
                                                    ---------------------------
                                                    Name: John G. Lapham
                                                    Title: Authorized Agent

                                             Signature page to the Advance
                                             Stores Company, Incorporated
                                             Credit Agreement


                        NAME OF INSTITUTION: SunAmerica Life Insurance Company

                                             by /s/ John G. Lapham
                                               ---------------------------------
                                             Name:  John G. Lapham
                                             Title: Authorized Agent

                                             Signature page to the Advance
                                             Stores Company, Incorporated
                                             Credit Agreement


                        NAME OF INSTITUTION: KZH SOLEIL-2 LLC

                                             by  /s/ Susan Lee
                                               ---------------------------------
                                               Name: Susan Lee
                                               Title: Authorized Agent

                                             Signature page to the Advance
                                             Stores Company, Incorporated
                                             Credit Agreement


                        NAME OF INSTITUTION: KZH SOLEIL LLC

                                             by /s/ Susan Lee
                                               ---------------------------------
                                               Name:  Susan Lee
                                               Title: Authorized Agent

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement

                  NAME OF INSTITUTION:             Firstar Bank NA

                                                   by /s/ Richard Pope
                                                      --------------------------
                                                      Name: Richard Pope
                                                      Title: Vice President

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement

                  NAME OF INSTITUTION:             STANWICH LOAN FUNDING LLC

                                                   by /s/ Kelly C. Walker
                                                      --------------------------
                                                      Name: Kelly C. Walker
                                                      Title: Vice President

                                                Signature page to the Advance
                                                Stores Company, Incorporated
                                                Credit Agreement

                  NAME OF INSTITUTION:          SunTrust Bank

                                                by /s/ Martha D. Shifflett
                                                   --------------------------
                                                   Name:  Martha D. Shifflett
                                                   Title: Senior Vice President

                                   Signature page to the Advance
                                   Stores Company, Incorporated
                                   Credit Agreement


NAME OF INSTITUTION:               MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                                   By: /s/ Anthony Heyman
                                       -----------------------------------
                                       Anthony Heyman
                                       AUTHORIZED SIGNATORY

                                   Signature page to the Advance
                                   Stores Company, Incorporated
                                   Credit Agreement


NAME OF INSTITUTION:               MASTER SENIOR FLOATING RATE TRUST

                                   By: /s/ Anthony Heyman
                                       ---------------------------------
                                       Anthony Heyman
                                       AUTHORIZED SIGNATORY

                                   Signature page to the Advance
                                   Stores Company, Incorporated
                                   Credit Agreement


NAME OF INSTITUTION:               SENIOR HIGH INCOME PORTFOLIO, INC.

                                   By: /s/ Anthony Heyman
                                       -----------------------------------
                                       Anthony Heyman
                                       AUTHORIZED SIGNATORY

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement

        NAME OF INSTITUTION:

                                                   DEBT STRATEGIES FUND, INC.

                                                   /s/ Anthony Heyman
                                                   -----------------------------
                                                   Anthony Heyman
                                                   AUTHORIZED SIGNATORY

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement

        NAME OF INSTITUTION:                       FOOTHILL INCOME TRUST, L.P.
                                                   BY FIT GP, LLC, Its General
                                                   Partner

                                                   by /s/ R. Michael Bohannon
                                                      --------------------------
                                                      Name: R. Michael Bohannon
                                                      Title: Managing Member

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement

        NAME OF INSTITUTION:                       FLEET NATIONAL BANK

                                                   by  /s/ James Lau
                                                       -------------------------
                                                       Name: James Lau
                                                       Title: Vice President

                                                 Signature page to the Advance
                                                 Stores Company, Incorporated
                                                 Credit Agreement


NAME OF INSTITUTION:                             First Union National Bank

                                                 By /s/ Anthony D. Braxton
                                                    --------------------------
                                                    Name:  Anthony D. Braxton
                                                    Title: Vice President

                                                Signature page to the Advance
                                                Stores Company, Incorporated
                                                Credit Agreement


NAME OF INSTITUTION:                            ORIX Financial Services, Inc.

                                                By /s/ Thomas M. Watson
                                                   -----------------------------
                                                   Name:  Thomas M. Watson
                                                   Title: Vice President

                                                Signature page to the Advance
                                                Stores Company, Incorporated
                                                Credit Agreement



NAME OF INSTITUTION:                            Branch Banking and Trust Company


                                                By /s/ Cory Boyte
                                                   -----------------------------
                                                   Name:  Cory Boyte
                                                   Title: Vice President

                                            Signature page to the Advance
                                            Stores Company, Incorporated Credit
                                            Agreement


NAME OF INSTITUTION:                        GMAC Business Credit, LLC

                                            by /s/ W. Wakefield Smith
                                               ---------------------------------
                                            Name:  W. Wakefield Smith
                                            Title: Director

                                             Signature page to the Advance
                                             Stores Company, Incorporated Credit
                                             Agreement



                                             BNP Paribas

                                             By: /s/ Duane P. Helkowski
                                                 -------------------------------
                                             Name:  Duane P. Helkowski
                                             Title: Director


                                             By: /s/ Stephanie Rogers
                                                 -------------------------------
                                             Name:  Stephanie Rogers
                                             Title: Vice President

                                                Signature page to the Advance
                                                Stores Company, Incorporated
                                                Credit Agreement


NAME OF INSTITUTION:                            LAGUNA FUNDING TRUST

                                                by  /s/ Kelly C. Walker
                                                    ----------------------------
                                                Name:  Kelly C. Walker
                                                Title: Authorized Agent

                                              Signature page to the Advance
                                              Stores Company, Incorporated
                                              Credit Agreement


        NAME OF INSTITUTION:                  THE PROVIDENT BANK


                                              by  /s/ Christopher B. Gribble
                                                  ------------------------------
                                                  Name:  Christopher B. Gribble
                                                  Title: Vice President

                                      Signature page to the Advance
                                      Stores Company, Incorporated
                                      Credit Agreement

                                      Transamerica Business Capital Corporation

                                      By: /s/ Stephen K. Goetschius
                                          ---------------------------
                                      Name:  Stephen K. Goetschius

                                      Title: Senior Vice President

                                                   Signature page to the Advance
                                                   Stores Company, Incorporated
                                                   Credit Agreement


                                                   Regions Bank

                                                   By /s/ Anthony D. Nigro
                                                      --------------------------
                                                      Name:  Anthony D. Nigro
                                                      Title: Vice President

                                                Signature page to the Advance
                                                Stores Company, Incorporated
                                                Credit Agreement


                                                KZH ING-1 LLC
                 NAME OF INSTITUTION:


                                                by /s/ Susan Lee
                                                   -----------------------------
                                                   Name: Susan Lee
                                                   Title: Authorized Agent

                                              Signature page to the Advance
                                              Stores Company, Incorporated
                                              Credit Agreement


                                              KZH ING-2 LLC
                 NAME OF INSTITUTION:


                                              by  /s/ Susan Lee
                                                  ---------------------------
                                                  Name: Susan Lee
                                                  Title: Authorized Agent

                                              Signature page to the Advance
                                              Stores Company, Incorporated
                                              Credit Agreement


                                              KZH ING-3 LLC
                 NAME OF INSTITUTION:


                                              by  /s/ Susan Lee
                                                  ---------------------------
                                                  Name: Susan Lee
                                                  Title: Authorized Agent

                                              Signature page to the Advance
                                              Stores Company, Incorporated
                                              Credit Agreement


                                              KZH CYPRESSTREE-1 LLC
                 NAME OF INSTITUTION:


                                              by  /s/ Susan Lee
                                                  ---------------------------
                                                  Name: Susan Lee
                                                  Title: Authorized Agent

                                              Signature page to the Advance
                                              Stores Company, Incorporated
                                              Credit Agreement


                                              KZH STERLING LLC
                 NAME OF INSTITUTION:


                                              by  /s/ Susan Lee
                                                  ---------------------------
                                                  Name: Susan Lee
                                                  Title: Authorized Agent

                                                                       EXHIBIT A


                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE


        Reference is made to the Credit Agreement dated as of November 28, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among
                                                   ----------------
Advance Auto Parts, Inc., Advance Stores Company, Incorporated, the Lenders party thereto and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

        The Assignor named below hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under
             -----------------
the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Assignment Date and Term Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and (c) agrees that it will, independently and without reliance on the Assignor, the Administrative Agent or any other Lender and based on such documents and other information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. From and after the Assignment Date, (a) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement (and, in the case of an Assignment and Acceptance that covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, and 9.03 thereof). The Assignor attaches the Note(s) held by it, if any, evidencing the Assigned Interest.

        This Assignment and Acceptance is being delivered to the Administrative Agent together with (a) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (b) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04 (b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:


Effective Date of Assignment
("Assignment Date"):
  ---------------

================================================================================
                                                   Percentage Assigned of
                                                   facility/Commitment
                                                   (set forth, to at
                                                   least 8 decimals, as a
                                                   percentage of the
                                                   facility and the
                                                   aggregate Commitments
                         Principal Amount          of all Lenders
Facility                 Assigned                  thereunder)
--------------------------------------------------------------------------------
Revolving Commitment:    $                                                   %
--------------------------------------------------------------------------------
Revolving Loans:
--------------------------------------------------------------------------------
Tranche A Term Loans:
--------------------------------------------------------------------------------
Tranche A
Commitments:
--------------------------------------------------------------------------------
Tranche B Term Loans:
--------------------------------------------------------------------------------
Tranche B Term
Commitments:
================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:



                                            [Name of Assignor]  , as Assignor
                                            --------------------

                                            By:
                                               --------------------------------
                                              Name:
                                              Title:


                                            [Name of Assignee]  , as Assignee
                                            --------------------

                                            By:
                                               --------------------------------
                                              Name:
                                              Title:

The undersigned hereby consent to the within assignment: 1/
                                                         -

Advance Stores Company,                   JPMorgan Chase Bank, as
Incorporated                              Administrative Agent,




By:                                       By:
    --------------------------------          ----------------------------------
    Name:                                     Name:
    Title:                                    Title:




[                                 ],      [                ], as Swingline
as Issuing Bank,                          Lender,

By:                                       By:
    --------------------------------          ---------------------------------
    Name:                                     Name:
    Title:                                    Title:

_____________________


        1/ Consents to be included to the extent required by Section 9.04(b)
        -
of the Credit Agreement.

                                                                       EXHIBIT B


































                                   [OMITTED]

                                                                       EXHIBIT C

                                    [FORM OF]

                                    INDEMNITY, SUBROGATION and CONTRIBUTION
                           AGREEMENT dated as of November 28, 2001, among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings"), each subsidiary of the Borrower listed on Schedule I hereto (the "Guarantors") and JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as syndication agent, Lehman Commercial Paper Inc., as syndication Agent, and Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Guarantee Agreement dated as of November 28, 2001, among the Guarantors, Holdings and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have agreed to guarantee such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure the Obligations. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

         Accordingly, the Borrower, each Guarantor and the Collateral Agent agree as follows:

     SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the

Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in
Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 11, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

        SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation (other than inchoate indemnification and reimbursement obligations) is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero, the Issuing Bank has further obligations to issue Letters of Credit under the Credit Agreement or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 11. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of

Holdings which is also a Subsidiary Loan Party that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                           ADVANCE STORES COMPANY,
                                           INCORPORATED,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                           ADVANCE AUTO PARTS, INC.,
                                           as a Grantor,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                           EACH GRANTOR LISTED ON
                                           SCHEDULE I HERETO,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:


                                           JPMORGAN CHASE BANK, as
                                           Collateral Agent,

                                            by
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement

                                   Guarantors
                                   ----------

Name                                                               Address
----                                                               -------

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement

                                    SUPPLEMENT NO. [ ] dated as of [       ], to
                        the Indemnity, Subrogation and Contribution Agreement dated as of November 28, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings"), each Subsidiary of the Borrower listed on Schedule I thereto (the "Guarantors"), and JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Credit Suisse First Boston, as syndication agent, Lehman Commercial Paper Inc., as syndication agent, and Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"), and (b) the Guarantee Agreement dated as of November 28, 2001, among the Guarantors, Holdings and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement or the Credit Agreement, as applicable.

         C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of Holdings which is also a Subsidiary Loan Party that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Section 11 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of Holdings may become Guarantors under the Indemnity, Subrogation and

Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 11 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                          [Name Of New Guarantor],

                                           by
                                              ----------------------------------
                                              Name:
                                              Title:
                                              Address:


                                          JPMORGAN CHASE BANK, as
                                          Collateral Agent,

                                           by
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE I
                                          to Supplement No.[ ] to the Indemnity,
                                          Subrogation and Contribution Agreement


                                   Guarantors
                                   ----------

Name                      Address
----                      -------

                                   [FORM OF]                           EXHIBIT D

                         GUARANTEE AGREEMENT dated as of November 28, 2001,
                    among ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings"), each of the subsidiaries of Holdings listed on
                      --------
                    Schedule I hereto (each such subsidiary individually, a
                    "Subsidiary Guarantor" and collectively, the "Subsidiary
                     --------------------                         ----------
                    Guarantors" and, together with Holdings, the "Guarantors")
                    ----------                                    ----------
                    and JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the
                      -----
                    "Collateral Agent") for the Secured Parties (as defined in
                     ----------------
                    the Security Agreement, Exhibit F to the Credit Agreement referred to below).

     Reference is made to the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among Holdings, Advance Stores Company, Incorporated, a Virginia
---------
corporation (the "Borrower"), the lenders from time to time party thereto (the
                  --------
"Lenders"), Credit Suisse First Boston, as syndication agent, Lehman Commercial
 -------
Paper Inc., as syndication agent, and Chase, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, Collateral Agent and as
               --------------------
issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used
                                     ------------
herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Borrower has elected that the Guarantors guarantee the Obligations (as defined below) by entering into this Agreement. Each of the Subsidiary Guarantors is a direct or indirect Subsidiary of Holdings and each of the Subsidiary Guarantors and Holdings acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a

     Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly
                ---------
with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Chase, any Affiliate thereof, the Administrative Agent or the Collateral Agent arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds and (d) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all monetary obligations of the Borrower under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such

Hedging Agreement was entered into (all the monetary obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be
 -----------
extended or renewed, in whole or in part, without notice to or further assent from it, and that the security interest granted hereunder and the obligations of each Guarantor will survive any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by
                ----------------------
applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

     SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent
                --------
and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Guarantors or other obligors in respect of the Obligations.

     SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its
                --------------------
guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the

Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

     SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of
                -----------------------------------------
each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by
                ---------------------------
applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

     SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing
                -------------------------------
and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to or as directed by the Collateral Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to or as directed by the Collateral Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If, at any time that a Default has occurred and is continuing, any amount shall be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 8. Information. Each of the Guarantors assumes all responsibility
                -----------
for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 9. Representations and Warranties. Each of the Subsidiary
                ------------------------------
Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

     SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate
                 -----------
when all the Obligations (other than inchoate indemnification and reimbursement obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

     SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in
                 ----------------------------------------------
this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of (other than to Holdings or a Subsidiary of Holdings) pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral
                 ------------------
Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consent required in accordance with
Section 9.02 of the Credit Agreement.

     SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. Notices. All communications and notices hereunder shall be in
                 -------
writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I.

     SECTION 15. Survival of Agreement; Severability. (a) All covenants,
                 -----------------------------------
agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 16. Counterparts. This Agreement may be executed in counterparts,
                 ------------
each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17. Rules of Interpretation. The rules of interpretation specified
                 -----------------------
in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor
                 -------------------------------------------
hereby irrevocably and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE
                 --------------------
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

     SECTION 20. Additional Subsidiary Guarantors. Pursuant to Section 5.12 of
                 --------------------------------
the Credit Agreement, each Subsidiary of Holdings which is also a Subsidiary Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

     SECTION 21. Right of Setoff. If an Event of Default shall have occurred and
                 ---------------
be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        EACH OF THE SUBSIDIARY
                                        GUARANTORS LISTED ON SCHEDULE
                                        I HERETO,

                                          by
                                            -------------------------
                                            Name:
                                            Title:

                                        ADVANCE AUTO PARTS, INC.,
                                        as a Guarantor,

                                          by
                                            -------------------------
                                            Name:
                                            Title:

                                        JPMORGAN CHASE BANK, as
                                        Collateral Agent,

                                          by
                                            -------------------------
                                            Name:
                                            Title:

                                                               SCHEDULE I TO THE
                                                             GUARANTEE AGREEMENT

         Subsidiary Guarantor                       Address
         --------------------                       -------

                                                                  Annex 1 to the
                                                             Guarantee Agreement

                         SUPPLEMENT NO. [  ] dated as of [     ], to the
                    Guarantee Agreement dated as of November 28, 2001 among ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings") each of the subsidiaries of the Borrower listed
                      --------
                    on Schedule I thereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary
                    --------------------                          ----------
                    Guarantors" and, together with Holdings, the "Guarantors")
                    ----------                                    ----------
                    and JPMORGAN CHASE BANK, a New York banking corporation

                     ("Chase"), as collateral agent (in such capacity, the
                       -----
                    "Collateral Agent") for the Secured Parties (as defined in
                     ----------------
                    the Security Agreement, Exhibit F to the Credit Agreement referred to below).

     A. Reference is made to the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                        ------
Agreement"), among Holdings, Advance Stores Company, Incorporated, a Virginia
---------
corporation (the "Borrower"), the lenders from time to time party thereto (the
                  --------
"Lenders"), Credit Suisse First Boston, as syndication agent, Lehman Commercial
 -------
Paper Inc., as syndication agent, and Chase, as administrative agent (in such capacity the "Administrative Agent") for the Lenders, Collateral Agent and as
              --------------------
issuing bank (in such capacity, the "Issuing Bank"). Capitalized terms used
                                     ------------
herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of Holdings which is also a Subsidiary Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary.
Section 20 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the "New
                                         ---

Subsidiary Guarantor") is executing this Supplement in accordance with the
--------------------
requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

     SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary Guarantor hereby
(a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

     SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

     SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

     IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                      [Name of New Subsidiary
                                      Guarantor],
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:
                                         Address:
                                                 -------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                      JPMORGAN CHASE BANK, as
                                      Collateral Agent,
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT E

                                   [FORM OF]

                         PLEDGE AGREEMENT dated as of November 28, 2001, among
                    ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware
                          --------
                    corporation ("Holdings"), each subsidiary of the Borrower
                                  --------
                    listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and, collectively, the
                                    ------------------
                    "Subsidiary Pledgors"; the Borrower, Holdings and the
                     -------------------
                    Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and JPMORGAN CHASE BANK, a New York banking
                         --------
                    corporation ("Chase"), as collateral agent (in such
                                  -----
                    capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time
 ----------------
party thereto (the "Lenders"), Chase, as administrative agent (in such capacity,
                    -------
the "Administrative Agent") for the Lenders, Collateral Agent and as issuing
     --------------------
bank (in such capacity, the "Issuing Bank"), Credit Suisse First Boston, as
                             ------------
syndication agent, and Lehman Commercial Paper Inc., as syndication agent, and
(b) the Guarantee Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee
                                                           ---------
Agreement"), among the Subsidiary Pledgors, Holdings and the Collateral Agent.
---------

         The Lenders have agreed to make Loans to the Borrower and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Holdings and the Subsidiary Pledgors have agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by the Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Chase, any Affiliate thereof, the Administrative Agent or the Collateral Agent arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds and (d) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all monetary obligations of the Borrower under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into (all the monetary obligations described in the preceding clauses
(a) through (d) being referred to collectively as the "Obligations").
                                                       -----------
Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

         Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         SECTION 1. Pledge. As security for the payment and performance, as the
                    -------
case may be, in full of the Obligations, each Pledgor hereby transfers, grants, hypothecates and pledges, unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral

Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Pledgor's right, title and interest in, to and under (a) the shares of capital stock owned by it and listed on
Schedule II hereto and any shares of capital stock of the Borrower or any Subsidiary of Holdings obtained in the future by the Pledgor and the certificates representing all such shares (the "Pledged Stock"); provided that
                                                -------------    --------
the Pledged Stock shall not include (i) more than 65% of the issued and outstanding shares of stock of any Foreign Subsidiary or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (ii) any debt securities (other than promissory notes received in connection with loans permitted under
Section 6.04(g) of the Credit Agreement) in the future held by or issued to the Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may
                      -----------------------
be delivered to and held by the Collateral Agent pursuant to the terms hereof;
(d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through
(f) above being collectively referred to as the "Collateral"). Upon delivery to
                                                 ----------
the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be
                                              ------------------
accompanied by stock or note powers, as applicable, duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule II and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

         SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly
                    ---------------------------
to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Loan Party or any Subsidiary thereof to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

         SECTION 3. Representations, Warranties and Covenants. Each Pledgor
                    ------------------------------------------
hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

                  (a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Pledged Securities, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                  (f) upon delivery of the Pledged Securities to the Collateral Agent, the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

                  (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

                  (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

                  (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

         SECTION 4. Registration in Nominee Name; Denominations. The Collateral
                    --------------------------------------------
Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and
                    -------------------------------------------
until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to
                    --------  -------
         exercise any such right if the result thereof would reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid in cash on the Pledged Securities to the extent and only to the extent that such cash dividends, interest, principal and other distributions are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All dividends, interest, principal and other distributions made on or in respect of the Pledged Securities other than in cash (or that are paid in cash but are not permitted by the Credit Agreement, the other Loan Documents or applicable law), whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph
(a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest, principal or other distributions (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this
Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the
        --------
Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph
(a)(i) above.

         SECTION 6. Remedies upon Default. Upon the occurrence and during the
                    ---------------------
continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 7. Application of Proceeds of Sale. The Collateral Agent shall
                    --------------------------------
apply the proceeds of any collection or sale of Collateral as well as any Collateral consisting of cash:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred by the Collateral Agent or the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the

Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees
                    ----------------------------------
to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity
                                                  --------
shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the

Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.13 of the Credit Agreement.

         SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor
                    --------------------------------------------
hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring
--------  -------
or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 10. Waivers; Amendment. (a) No failure or delay of the
                     -------------------
Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

         SECTION 11. Securities Act, etc. In view of the position of the
                     --------------------
Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any
                            -----------------------
disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

         SECTION 12. Registration, etc. Each Pledgor agrees that, upon the
                     ------------------
occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

         SECTION 13. Security Interest Absolute. All rights of the Collateral
                     ---------------------------
Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 14. Termination or Release. (a) This Agreement and the security
                     -----------------------
interests granted hereunder shall terminate when all the Obligations (other than inchoate indemnification and reimbursement obligations) have been indefeasibly paid in full, Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors' expense, all Uniform Commercial Code termination statements and similar documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

         (b) A Pledgor which is a Subsidiary shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Pledgor shall be automatically released in the event that all the capital stock of such Pledgor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that if the Credit Agreement so requires, the
                      --------
Lenders shall have consented pursuant to Section 9.02 of the Credit Agreement to such sale, transfer or other disposition and the terms of such consent did not provide otherwise.

         (c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         SECTION 15. Notices. All communications and notices hereunder shall be
                     --------
in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at the address for notices set forth on Schedule I.

         SECTION 16. Further Assurances. Each Pledgor agrees to do such further
                     -------------------
acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

         SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in
                     -----------------------------------------------
this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower or Holdings pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 18. Survival of Agreement; Severability. (a) All covenants,
                     ------------------------------------
agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                     --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 20. Counterparts. This Agreement may be executed in two or more
                     -------------
counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 21. Rules of Interpretation. The rules of interpretation
                     ------------------------
specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in, interpreting this Agreement.

         SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each
                     --------------------------------------------
Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 23. Waiver Of Jury Trial; Appointment of Receiver. EACH PARTY
                     ----------------------------------------------
HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 24. Additional Pledgors. Pursuant to Section 5.12 of the Credit
                     --------------------
Agreement, each Subsidiary of Holdings that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

         SECTION 25. Execution of Financing Statements. Pursuant to Section
                     ----------------------------------
9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     ADVANCE STORES COMPANY,
                                     INCORPORATED,
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:


                                     ADVANCE AUTO PARTS, INC.,
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:


                                     EACH SUBSIDIARY PLEDGOR LISTED ON
                                     SCHEDULE I HERETO,
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:


                                     JPMORGAN CHASE BANK, as Collateral
                                     Agent,
                                       by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                                               Schedule I to the
                                                                Pledge Agreement


                               SUBSIDIARY PLEDGORS

Name                                         Address
----                                         -------




                                                              Schedule II to the
                                                                Pledge Agreement



                                  CAPITAL STOCK



                                             Number and
          Number of        Registered        Class of       Percentage
Issuer    Certificate      Owner             Shares         of Shares
------    -----------      -----             ------         ---------

                                DEBT SECURITIES

                     Principal             Date of              Maturity
Issuer               Amount                Note                 Date
------               ---------             ----                 ----

                                                                  Annex 1 to the
                                                                Pledge Agreement

                     SUPPLEMENT NO. [   ] dated as of [         ], to the PLEDGE
                  AGREEMENT dated as of November 28, 2001, among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware corporation
                   --------
                  ("Holdings"), and each subsidiary of the Borrower listed on
                    --------
                  Schedule I thereto (each such subsidiary individually a "Subsidiary Pledgor" and, collectively, the "Subsidiary
                   ------------------                          ----------
                  Pledgors"; the Borrower, Holdings and Subsidiary Pledgors are
                  --------
                  referred to collectively herein as the "Pledgors") and
                                                          --------
                  JPMORGAN CHASE BANK, a New York banking corporation ("Chase"),
                                                                        -----
                  as collateral agent, (in such capacity, the "Collateral
                                                               ----------
                  Agent"), for the Secured Parties (as defined in the Credit
                  -----
                  Agreement referred to below)

         A. Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time
 ----------------
party thereto (the "Lenders"), Chase, as administrative agent (in such capacity,
                    -------
the "Administrative Agent") for the Lenders, Collateral Agent and as issuing
     --------------------
bank (in such capacity, the "Issuing Bank"), Credit Suisse First Boston, as
                             ------------
syndication agent, and Lehman Commercial Paper Inc., as syndication agent, and
(b) the Guarantee Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee
                                                           ---------
Agreement"), among the Subsidiary Pledgors, Holdings and the Collateral Agent.
---------

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of Holdings that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement. Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary

Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor")
                                                                 -----------
is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Pledgor agree as follows:

         SECTION 1. In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

         SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

         SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.



         IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                         [Name of New Pledgor],
                                           by

                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address:

                                       JPMORGAN CHASE BANK, as
                                       Collateral Agent,
                                         by

                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   Schedule I to
                                                              Supplement No. [ ]
                                                         to the Pledge Agreement



                      Pledged Securities of the New Pledgor
                      -------------------------------------


                                  CAPITAL STOCK


                                                     Number and
             Number of            Registered         Class of      Percentage
Issuer       Certificate          Owner              Shares        of Shares
------       -----------          -----              ------        ---------




                                 DEBT SECURITIES


                  Principal          Date of          Maturity
Issuer            Amount             Note             Date
------            ------             ----             ----

                                                                       EXHIBIT F
                                   [FORM OF]

                                    SECURITY AGREEMENT dated as of November 28,
                           2001, among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings"), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the "Grantors") and JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and as issuing bank (in such capacity, the "Issuing Bank"), Credit Suisse First Boston, as syndication agent, and Lehman Commercial Paper Inc., as syndication agent, and
(b) the Guarantee Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Subsidiary Guarantors, Holdings and the Collateral Agent.

         The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of Holdings and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to Chase, any Affiliate thereof, the Administrative Agent or the Collateral Agent arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds and (d) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all monetary obligations of the Borrower under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into (all the monetary obligations described in the preceding clauses
(a) through (d) being collectively called the "Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Terms Used Herein. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

     "Cash Concentration Account" shall mean the cash concentration account maintained by the Borrower with the Cash Concentration Bank in Roanoke, Virginia (account number 2001000059003), to which the Borrower will cause to be transferred, on each Business Day, amounts deposited in the Collection Deposit Accounts on such Business Day.

     "Cash Concentration Bank" shall mean the "Cash Concentration Bank" as defined in the Cash Concentration Letter Agreement.

     "Cash Concentration Letter Agreement" shall mean the agreement among the Cash Concentration Bank, the Borrower and the Collateral Agent, in substantially the form of Annex 1-A hereto, pursuant to which the Borrower shall maintain the Cash Concentration Account, as such Cash Concentration Letter Agreement may be amended, modified or supplemented from time to time.

     "Collateral" shall mean all right, title or interest now owned or at anytime hereafter acquired by any Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest in all (a) Accounts, (b) Chattel Paper, (c) Deposit Accounts (including the Cash Concentration Account and the Collection Deposit Accounts), (d) Documents, (e) Equipment, (f) General Intangibles, (g) Instruments, (h) Inventory, (i) Investment Property, (j) all books and records pertaining to the foregoing and
(k) to the extent not otherwise included, all Proceeds and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that the term "Collateral" shall
                                      --------
not include any property of the type specified in clauses (c) and (f) above if the assignment, granting, creation, mortgage, pledge, hypothecation or transfer thereof by such Grantor hereunder, would violate the terms of, or otherwise constitute a default or termination or similar event under any document or instrument to which any Loan Party is a party (other than those documents or instruments between or among the Loan Parties and/or their Affiliates only) relating to the ownership of, or pertaining to any rights or interests held in such property, provided that (i)
                                                             --------
the terms to be violated or default or termination or similar event that would result in the event of the granting of the Lien hereunder, are consistent with such Loan Party's current business practice in connection with the type of document or instrument to which they relate and (ii) each Loan Party shall use its best efforts to ensure that the assignment, granting, creation, mortgage, pledge, hypothecation or transfer of any such property by any Grantor will not violate the terms of, or otherwise constitute a default or termination or similar event under any document or instrument to which such Loan Party is a party.

         "Collection Deposit Account" shall mean each collection deposit account maintained by the Borrower and the Subsidiary Guarantors pursuant to a Collection Deposit Letter Agreement (and prior to the execution of a Collection Deposit Letter Agreement with respect to such account, any other collection deposit accounts maintained by the Borrower and the Subsidiary Guarantors) into which the Borrower and the Subsidiary Guarantors will deposit all Daily Receipts.

         "Collection Deposit Letter Agreement" shall mean an agreement among the Borrower, any Lender or other bank and the Collateral Agent, in substantially the form of Annex 1-B hereto, pursuant to which, the Borrower and the Subsidiary Guarantors shall maintain a Collection Deposit Account, as such Collection Deposit Agreement may be amended, modified or supplemented from time to time.

         "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

     "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Daily Receipts" shall mean all amounts received by the Borrower and the Subsidiary Guarantors, whether in the form of cash, checks, any moneys received or receivable in respect of charges made by means of credit cards, and other negotiable instruments, in each case as a result of the sale of Inventory.

     "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

     "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including limited partnership or limited liability company interests, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts. Notwithstanding the foregoing, the term "General Intangibles" shall not include any accounts receivable sold or created pursuant to any Receivables Program, except to the extent the same are transferred back or charged back to a Grantor pursuant to the applicable documents governing such Receivables Program.

     "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

     "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

     "New York UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

     "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

     "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower.

     "Proceeds" shall have the meaning specified in Section 9-102 of the New York UCC.

     "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent,
(c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with the Borrower if such counterparty was a Lender (or an affiliate of a Lender) at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

     "Security Interest" shall have the meaning assigned to such term in Section 2.01.

     "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

     "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or any time in the future may acquire any right, title or interest, in, to and under the Collateral (the "Security Interest"). Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings), and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. The Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

         The Collateral Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                         Representations and Warranties

     The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

     SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments.

     (b) Each Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. (S) 261, 15 U.S.C. (S) 1060 or 17 U.S.C. (S) 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and United States registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the financing statements referred to above in Section 3.02(a) and such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and
(c) a security interest that shall be
perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C.
(S) 261, 15 U.S.C. (S) 1060 or 17 U.S.C. (S) 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to
Section 6.02 of the Credit Agreement.

     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to
Section 6.02 of the Credit Agreement. None of the Grantors holds any commercial tort claim except as indicated on the Perfection Certificate.

                                   ARTICLE IV

                                    Covenants

     SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located

(including the establishment of any such new office or facility) other than with respect to Collateral (A) consisting of goods in transit between facilities, whether in vehicles owned by the applicable Grantor or on common carriers and
(B) located in temporary warehousing which will remain in such warehousing for no longer than one month, (iii) in its identity or type of organization or corporate structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number, as applicable, or (v) in its jurisdiction of organization. Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

     (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

     SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the Borrower
(a) setting forth the information required pursuant to this Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Patents, Trademarks, Copyrights and Licenses of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

     SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

     SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

     Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing
Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have
                                 --------  -------
the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

     SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, subject to compliance with Section 5.09 of the Credit Agreement, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification; provided, however, that representatives of the Grantors shall be entitled to
--------  -------
participate in such discussions. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

     SECTION 4.06. Taxes; Encumbrances. At its option and after notice to the applicable Grantor, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to
Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the

Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however,
                                                          --------  -------
that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

     SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory, obsolete or worn out assets, Permitted Investments and other assets having a fair market value (alone or together with other related assets sold or to be sold) of less than $25,000 may be sold, in each case in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

     SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts included in the Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

     SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

     SECTION 4.12. Legend. Each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Chattel Paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Chattel Paper have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

     SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

     (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

     (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

     (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

     (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

     (i) Each Grantor shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ` 261, 15 U.S.C. ` 1060 or 17 U.S.C. ` 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and registered Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary

(other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date of this amendment and restatement).

     SECTION 4.14. Other Actions. In order to further insure the attachment,
                   --------------
perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Collateral:

     (a) Instruments and Tangible Chattel Paper. If any Grantor shall at any
         ---------------------------------------
time hold or acquire any Instruments or Tangible Chattel Paper (other than such Instruments or Tangible Chattel Paper held in the ordinary course of such Grantor's business and in an aggregate amount not exceeding $100,000), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

     (b) Investment Property. If any Grantor shall at any time hold or acquire
         --------------------
any certificated securities (other than any such certificated securities having an aggregate fair market value not in excess of $50,000 and held in the ordinary course of such Grantor's business), such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such

Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

     (c) Electronic Chattel Paper and Transferable Records. If any Grantor at
         --------------------------------------------------
any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in ` 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC `9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, `16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC `9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or `16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

     (d) Letter-of-credit Rights. If any Grantor is at any time a beneficiary
         ------------------------
(other than in the ordinary course of its business and in respect of letters of credit in an aggregate amount not exceeding $150,000) under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmed of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.

     (e) Commercial Tort Claims. If any Grantor shall at any time hold or
         -----------------------
acquire a commercial tort claim for an amount exceeding $100,000, the Grantor shall promptly notify the Collateral Agent in a writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

                                    ARTICLE V

                                   Collections

     SECTION 5.01. Collection Deposit Accounts. (a) From and after the Effective
                   ----------------------------
Date, each Grantor agrees
to deposit all Daily Receipts into the Collection Deposit Accounts on a daily basis.

     (b) From and after the Effective Date, the Grantors agree to transfer, or cause to be transferred, on each Business Day, all amounts on deposit in any Collection Deposit Account to the Cash Concentration Account other than amounts necessary (i) for the payment of routine bank service fees, (ii) for change orders and (iii) to reconcile deposit balances.

     (c) Unless and until the happening of an Event of Default, the Borrower may at any time withdraw any of the funds contained in the Cash Concentration Account for use, subject to the provisions of the Credit Agreement, for general corporate purposes.

     (d) Upon the occurrence of an Event of Default, each Collection Deposit Account and the Cash Concentration Account will, without any further action taken on the part of any Grantor or the Collateral Agent, automatically convert into a closed account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. No Grantor shall thereafter have any right or power to withdraw any funds from any Collection Deposit Account or the Cash Concentration Account without the prior written consent of the Collateral Agent.

     (e) In the event that a Grantor directly receives any remittances on Accounts included in the Collateral, notwithstanding the arrangements for payment directly into the Collection Deposit Accounts pursuant to Section 5.02, such remittances shall be held for the benefit of the Collateral Agent and the Lenders and shall be segregated from other funds of such Grantor, subject to the Security Interest granted hereby, and such Grantor shall cause such remittances and payments to be deposited into a Collection Deposit Account or the Cash Concentration Account as soon as practicable after such Grantor's receipt thereof.

     (f) All payments by any Grantor into any Cash Deposit Account or the Cash Collateral Account pursuant to this Section 5.01, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the relevant Cash Deposit Account or Cash Collateral Account in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Collateral Agent.

     SECTION 5.02. Collections. From and after the Effective Date, each Grantor
                   ------------
agrees to notify and direct promptly each Account Debtor and every other Person obligated to make payments with respect to the Accounts included in the Collateral to make all such payments to a Collection Deposit Account established by it. Each Grantor shall use all reasonable efforts to cause each Account Debtor and every other Person identified in the preceding sentence to make all payments with respect to the Accounts included in the Collateral directly to such Collection Deposit Account.

     (b) Without the prior written consent of the Collateral Agent, no Grantor shall, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in any Collection Deposit Account. Until the Collateral Agent shall have advised the Grantors to the contrary, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts included in the Collateral, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may at the option of the Collateral Agent be terminated upon the occurrence and during the continuance of any Event of Default.

     SECTION 5.03. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts included in the Collateral to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained
                             --------  -------
shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred by the Collateral Agent or the Administrative Agent in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

            THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license,
                                                    --------
sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in

Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided
                                                                        --------
that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

         SECTION 7.09. WAIVER OF JURY TRIAL; APPOINTMENT OF RECEIVER. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations (other than inchoate indemnification and reimbursement rights) have been indefeasibly paid in full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

         (b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Lenders
                                                   --------
shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

         (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         (d) The Collateral Agent shall, in connection with a financing contemplated by Section 6.01(a)(vi) and 6.02(a)(v) of the Credit Agreement, at the request of the lender providing the financing, (i) subordinate the security interest under this Agreement on the specific assets or improvement being financed to the security interest of such lender pursuant to an intercreditor and/or subordination agreement in form and substance reasonably satisfactory to such lender, the Administrative Agent and the Grantor or (ii) release the Lien and security interest under this Agreement on the specific assets or improvement being financed; provided that such Lien and security interest shall be
                --------
reinstated upon the repayment in full of the loans of such lender and the obligations of the Grantor to such lender arising from or related to such financing secured by such assets or improvement and, in connection with such reinstatement, the Grantors shall execute and deliver, at the Grantors' expense, any Uniform Commercial Code financing statements or other documents necessary to effect and evidence such reinstatement as may be reasonably requested by the Collateral Agent. In connection with any subordination or release of Lien and security interest pursuant to this Section 7.14(d), the Collateral Agent shall execute and deliver, at the Grantors' expense, any documents necessary to effect and evidence such subordination as may be reasonably requested by the Grantors.

         SECTION 7.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of Holdings of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                    ADVANCE STORES COMPANY,
                                                    INCORPORATED,
                                                     by

                                                       -------------------------
                                                       Name:
                                                       Title:


                                                    ADVANCE AUTO PARTS, INC.,
                                                     by

                                                       -------------------------
                                                       Name:
                                                       Title:


                                                    EACH SUBSIDIARY GUARANTOR
                                                    LISTED ON SCHEDULE I HERETO,
                                                     by

                                                       -------------------------
                                                       Name:
                                                       Title:


                                                    JPMORGAN CHASE BANK, as
                                                    Collateral Agent,
                                                     by

                                                       -------------------------
                                                       Name:
                                                       Title:

                                                                      SCHEDULE I

                              SUBSIDIARY GUARANTORS

                                                                     SCHEDULE II

                                   COPYRIGHTS

                                                                    SCHEDULE III

                                    LICENSES

                                                                     SCHEDULE IV

                                     PATENTS

                                                                      SCHEDULE V

                                   TRADEMARKS

                                                                     Anex 1-A to
                                                          the Security Agreement

                                    CASH CONCENTRATION LETTER AGREEMENT dated as
                           of [  ], 2001, among ADVANCE STORES COMPANY,
                           INCORPORATED a Virginia corporation (the "Borrower"), FIRST UNION NATIONAL BANK, a national banking corporation (the "Cash Concentration Bank"), JPMORGAN CHASE BANK, a New York banking corporation ("Chase") as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement referred to below).

                  Reference is made to the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Advance Auto Parts, Inc., a Delaware corporation ("Holdings"), the lenders from time to time party thereto and Chase, as administrative agent for the Secured Parties.

                  A. The Borrower, Holdings, the Subsidiary Guarantors (as defined therein) (the Subsidiary Guarantors, the Borrower and Holdings being collectively referred to as the "Grantors") and the Collateral Agent are parties to a Security Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"). Pursuant to the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Lenders, a security interest in the Grantors= Accounts and other Collateral, to secure the payment and performance of the Obligations. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

                  B. The Cash Concentration Bank has agreed to act as collection sub-agent of the Collateral Agent to receive (a) amounts transferred to the Cash Concentration Account (as defined below) (such amounts, the "Transferred Receipts") and (b) payments on the Accounts included in the Collateral.

                  C. The parties hereto desire to define hereunder certain rights and obligations among them with respect to the appointment of the Cash Concentration Bank.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. The Collateral Agent hereby appoints the Cash Concentration Bank as its collection sub-agent under the Security Agreement and authorizes the Cash Concentration Bank, on the terms and subject to the conditions set forth herein, to receive and hold on deposit (a) Transferred Receipts and (b) payments on the Accounts included in the Collateral.

                  2. Prior to or contemporaneously with the execution and delivery by the Cash Concentration Bank of this Agreement, and for the purposes of this Agreement, the Cash Concentration Bank has established and will (except as otherwise provided in paragraph 12 below) maintain a cash concentration account in First Union National Bank (account number 2001000059003) in the name of the Borrower (the "Cash Concentration Account"). The Cash Concentration Bank shall deposit in the Cash Concentration Account all Transferred Receipts received by the Cash Concentration Bank and all payments received by the Cash Concentration Bank in respect of the Accounts included in the Collateral. The Cash Concentration Bank agrees to give the Collateral Agent prompt notice if the Cash Concentration Bank receives notice that the Cash Concentration Account is subject to any writ, judgment, warrant of attachment, execution or similar process. As security for the payment and performance of the Obligations, the Borrower hereby pledges, assigns and transfers to the Cash Concentration Bank, for the benefit of the Collateral Agent, and hereby creates and grants to the Cash Concentration Bank, for the benefit of the Collateral Agent, a security interest in the Cash Concentration Account and all property and assets held therein. The Cash Concentration Bank acknowledges the security interest of the Collateral Agent for the benefit of the Lenders in the Cash Concentration Account.

                  3. [The Cash Concentration Bank shall transmit all funds, if any, then on deposit in the Cash Concentration Account at the end of each Business Day to the cash concentration account maintained by the Borrower with First Union National Bank (account number 2001000059003); provided that funds on
                                                          --------
deposit which are subject to collection shall be transmitted promptly upon collection.] The Collateral Agent hereby authorizes the Cash Concentration Bank to permit the Borrower to make withdrawals from the Cash Concentration Account, so long as the Cash Concentration Bank has not received prior written notice from the Collateral Agent pursuant to the next succeeding sentence. Promptly upon receipt of written, telex or telecopy notice from the Collateral Agent so directing the Cash Concentration Bank at any time (which direction shall be given by the Collateral Agent only upon the occurrence and during the continuation of an Event of Default and which notice shall be sent simultaneously to the Borrower), except to the extent and subject to such terms as may be specified in such notice, the Cash Concentration Bank shall no longer permit withdrawals from the Cash Concentration Account to be made by the Borrower without the written consent of the Collateral Agent, and, if so directed in such notice, shall promptly transmit to the Collateral Agent, at the office specified in such notice, all funds, if any, then on deposit in the Cash Concentration Account (provided that funds on deposit that are subject to collection shall be
 --------
transmitted promptly upon collection). If so directed in such notice, the Cash Concentration Bank shall deliver directly to the Collateral Agent at the office specified in such notice all checks, drafts and other instruments for the payment of money relating to the Transferred Receipts or Accounts included in the Collateral in the possession of the Cash Concentration Bank without depositing such checks, drafts or other instruments in the Cash Concentration Account.

                  4. Upon the occurrence and during the continuation of an Event of Default, the Cash Concentration Bank shall, if requested by the Collateral Agent, furnish the Collateral Agent with monthly statements, in the form and manner typical for the Cash Concentration Bank, of amounts on deposit in, and amounts withdrawn from, the Cash Concentration Account and such other information relating to the Cash Concentration Account at such times as shall be reasonably requested by the Collateral Agent.

                  5. For purposes of this Agreement, any officer of the Collateral Agent shall be authorized to act, and to give instructions and notice, for the purposes set forth in this Agreement on behalf of the Collateral Agent hereunder.

                  6. The fees for the services of the Cash Concentration Bank shall be mutually agreed upon between the Borrower and the Cash Concentration Bank. The Collateral Agent shall not have any responsibility or liability for the payment of any such fee.

         7. The Cash Concentration Bank may perform any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. The Cash Concentration Bank shall not be liable to the Collateral Agent for any action required of the Cash Concentration Bank under the terms of this Agreement, if such action was taken or omitted to be taken by it in the absence of gross negligence or willful misconduct, nor shall the Cash Concentration Bank be responsible to the Collateral Agent or the Borrower for the consequences of any oversight or error of judgment or be answerable to the Collateral Agent for the same unless the same shall happen through its gross negligence or wilful misconduct.

         8. The Borrower consents to the appointment of the Cash Concentration Bank and agrees that it will not withdraw, or request to withdraw, funds from the Cash Concentration Account upon the occurrence and during the continuation of an Event of Default unless such withdrawal is consented to in writing by the Collateral Agent.

         9. The Cash Concentration Bank undertakes to perform only such duties as are expressly set forth in this Agreement.

         10. The Cash Concentration Bank accepts its obligations as set forth in this Agreement upon the terms and conditions hereof, including the following, to all of which the Borrower and the Collateral Agent agree:

         (a) The Borrower shall promptly pay the Cash Concentration Bank the compensation, if any, to be mutually agreed upon with the Borrower for all services rendered by the Cash Concentration Bank in connection with this Agreement and to reimburse the Cash Concentration Bank for reasonable out-of-pocket expenses (including counsel fees) incurred by the Cash Concentration Bank in connection with the services rendered hereunder by the Cash Concentration Bank.

         (b) The Borrower agrees to and does hereby indemnify and hold harmless the Cash Concentration Bank from and against any loss, liability, claim, action, cost or expense incurred hereunder or arising directly from its action as Cash Concentration Bank hereunder, except for any action or omission caused by its gross negligence or wilful misconduct (collectively, a "Loss"), as well as the costs and expenses of defending against any such claim. The Cash Concentration Bank shall promptly notify the Borrower of the commencement of any claim giving rise to a potential Loss and of the proceedings relating thereto. The Borrower may, at its option, undertake to defend any such claim against the Cash Concentration Bank.

                  (c) The Cash Concentration Bank may consult with one or more legal counsel satisfactory to it, and in no event shall it be liable for action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (d) The Cash Concentration Bank shall be protected from and shall incur no liability for or in respect of any action taken or damage suffered by it in reliance upon any certification, notice, direction, consent, affidavit, statement, or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, and the Cash Concentration Bank shall be under no duty whatsoever to inquire into or investigate the authenticity, validity, accuracy or content of any such item.

                  (e) The Cash Concentration Bank shall have no responsibility, and shall incur no liability, with respect to the validity of this Agreement or any document related hereto.

                  (f) The Cash Concentration Bank shall not be under any duty to give the items held by it hereunder any greater degree of care than it gives its own similar property, shall not, unless separately agreed to with the Borrower, be required to invest any funds held hereunder, and shall be under no duty to take any action with respect to the funds held in the Cash Concentration Account, except to keep the same safe and to release and deliver same in accordance with this Agreement. Funds held hereunder shall not earn or accrue interest, unless separately agreed to with the Borrower. The Cash Concentration Bank's duties and responsibilities shall be limited to the specific duties stated in this Agreement.

                  (g) The Cash Concentration Bank shall act hereunder as a depository only and shall not be liable or responsible in any manner for the sufficiency, correctness, genuineness or validity of any certificate or information delivered to it, or for the identity or authority of any Person making any deposit hereunder.

                  11. The Cash Concentration Bank shall be entitled to rely on the information furnished to it for all purposes in connection with carrying out its duties and obligations as Cash Concentration Bank hereunder, notwithstanding any knowledge that the Cash Concentration Bank may have (in any capacity) that conflicts with the information so provided.

                  12. (a) The Cash Concentration Bank may at any time resign as such by giving written notice to the Borrower and the Collateral Agent of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than
                        --------  -------
45 days after the date on which such notice is given unless the Borrower and the Collateral Agent agree to accept less notice.

                  (b) In the event that the Cash Concentration Bank shall resign or the Borrower shall replace the Cash Concentration Bank (of which the Borrower shall notify the Collateral Agent in advance), the Cash Concentration Bank or the Borrower, as applicable, will (i) immediately upon the effectiveness of such resignation or replacement transmit to a successor collection subagent (which may be the Collateral Agent and which, if other than the Collateral Agent, shall be a Lender and be reasonably acceptable to the Collateral Agent) specified in writing by the Borrower to the Collateral Agent and the Cash Concentration Bank (such successor collection sub-agent, the "Successor Cash Concentration Bank"), at the office specified in writing by the Borrower to the Collateral Agent and the Cash Concentration Bank, all funds, if any, then on deposit in, or otherwise to the credit of, the Cash Concentration Account, provided that funds on deposit
                                                  --------
which are subject to collection shall be transmitted promptly upon collection,
(ii) deliver directly to the Successor Cash Concentration Bank at the office specified in writing by the Borrower to the Collateral Agent and the Cash Concentration Bank all Transferred Receipts and all checks, drafts and other instruments for the payment of money relating to the Accounts included in the Collateral in the possession of the Cash Concentration Bank, without depositing such Transferred Receipts or checks, drafts or other instruments in the Cash Concentration Account or any other account and (iii) deliver any Transferred Receipts or payments relating to the Accounts included in the Collateral received by the Cash Concentration Bank after such replacement, in whatever form received, directly to the Successor Cash Concentration Bank at the office specified in writing to the Collateral Agent and the Cash Concentration Bank.

     13. The Collateral Agent agrees with the Borrower that it will provide the Cash Concentration Bank with notice as specified in paragraph 3 of this Agreement only if an Event of Default has occurred and is continuing under this Agreement or any other Loan Document.

     14. The term of this Agreement shall extend from the date hereof until the earlier of (a) the date on which all Obligations have been paid in full and (b) any date on which the Cash Concentration Bank shall not be serving in its capacity hereunder as provided in paragraph 12 above. The obligations of the Cash Concentration Bank contained in clause (b)(iii) of paragraph 12 shall survive the termination of this Agreement.

          15. All notices and communications hereunder shall be in writing (except where telephonic instructions or notices are authorized herein) and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telex or facsimile) (a) in the case of the Collateral Agent, addressed to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, to the attention of Janet Belden (Telecopy No. (212) 552-5658) with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, to the attention of Neil Boylan, (Telecopy No. (212) 552-5658); (b) in the case of the Cash Concentration Bank, addressed to First Union National Bank, 301 S. College Street, DC-5, Charlotte, N.C. 28288-0757 to the
     attention of [             ] (Telecopy No. (704) 374-3300); and (c) in the
     case of the Borrower, addressed to Advance Stores Company, Incorporated, 5673 Airport Road, Roanoke, Virginia 24012 to the attention of Chief Financial Officer (Telecopy No. (540) 561-1699).

     16. The Cash Concentration Bank will not (except as expressly permitted hereby) assign or transfer any of its rights or obligations hereunder (other than to the

Collateral Agent) without the prior written consent of the other parties hereto.

     17. This Agreement may be amended only by a written instrument executed by the Collateral Agent, the Cash Concentration Bank and the Borrower, acting by their representative officers thereunto duly authorized.

     18. Except as otherwise provided in the Credit Agreement with respect to rights of set-off available to the Cash Concentration Bank in the event that it is also a Lender under the Credit Agreement, the Cash Concentration Bank hereby irrevocably waives, effective upon the occurrence and during the continuation of an Event of Default, any right to set-off against, or otherwise deduct from, any funds then or at any time thereafter held in the Cash Concentration Account for any indebtedness or other claim then or at any time thereafter owed by the Borrower to the Cash Concentration Bank.

     19. Except to the extent the laws of the state of Virginia govern the Cash Concentration Account, this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     20. This Agreement (a) shall inure to the benefit of and be binding upon the Collateral Agent, the Cash Concentration Bank, the Borrower and their respective successors and assigns and (b) may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                          ADVANCE STORES COMPANY,
                                          INCORPORATED,

                                            by
                                              ----------------------------
                                              Title:

                                          JPMORGAN CHASE BANK, as
                                          Collateral Agent,

                                            by
                                              ----------------------------
                                              Title:

                                          FIRST UNION NATIONAL BANK,
                                          as Cash Concentration Bank,

                                            by
                                              ----------------------------
                                              Title:

                                                                    Annex 1-B to
                                                          the Security Agreement

                         COLLECTION DEPOSIT LETTER AGREEMENT dated as of
                    [         ], 2001, among ADVANCE STORES COMPANY,
                    INCORPORATED, a Virginia Corporation (the "Borrower"), JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement
                    referred to below) and [             ], a [             ]
                    (the "Collection Deposit Bank").

     Reference is made to the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Advance Auto Parts, Inc., a Delaware corporation ("Holdings"), the Lenders from time to time party thereto and Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

     A. The Borrower, Holdings, the Subsidiary Guarantors (as defined therein) (the Subsidiary Guarantors, the Borrower and Holdings being collectively referred to herein as the "Grantors") and the Collateral Agent are parties to a Security Agreement dated as of November 28, 2001 (the "Security Agreement"). Pursuant to the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Grantors' Accounts and other Collateral, to secure the payment and performance of the Obligations. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

     B. The Collection Deposit Bank has agreed to receive on behalf of the Grantors (a) Daily Receipts and (b) payments on the Accounts included in the Collateral.

     C. The parties hereto desire to define hereunder certain rights and obligations among them with respect to the appointment of the Collection Deposit Bank.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. The Collateral Agent hereby authorizes the Collection Deposit Bank, on the terms and subject to the conditions set forth herein, to receive (a) Daily Receipts and (b) payments on the Accounts included in the Collateral.

     2. Contemporaneously with the execution and delivery by the Collection Deposit Bank of this Agreement, and for the purposes of this Agreement, the Collection Deposit Bank has established and shall maintain (except as otherwise provided in paragraph 8 below) for the benefit of the Collateral Agent upon the occurrence of an Event of Default one or more collection accounts in the name of the Borrower (all such accounts, collectively, the "Collection Deposit Account"). All Daily Receipts received by the Collection Deposit Bank and all payments received by the Collection Deposit Bank in respect of the Accounts included in the Collateral shall be deposited by the Borrower in the Collection Deposit Account, and such Daily Receipts and payments shall not be commingled with other funds of the Borrower. All funds at any time on deposit in the Collection Deposit Account shall be held by the Collection Deposit Bank subject to the terms of this Agreement. The Collection Deposit Bank agrees to give the Collateral Agent prompt notice if the Collection Deposit Bank receives notice that the Collection Deposit Account is subject to any writ, judgment, warrant of attachment, execution or similar process. As security for the payment and performance of the Obligations, the Borrower hereby pledges, assigns and transfers to the Collection Deposit Bank, for the benefit of the Collateral Agent, and hereby creates and grants to the Collection Deposit Bank, for the benefit of the Collateral Agent, a security interest in the Collection Deposit Account and all property and assets held therein. The Collection Deposit Bank acknowledges the security interest of the Collateral Agent for the benefit of the Lenders in the Collection Deposit Account.

     3. The Collateral Agent hereby authorizes the Collection Deposit Bank to permit the Borrower to make withdrawals from the Collection Deposit Account, so long as the Collection Deposit Bank has not received notice from the Collateral Agent pursuant to the next succeeding sentence. Upon receipt of written, telex, facsimile or telephonic notice (which, in the case of telephonic notice, shall be promptly confirmed in writing) from the Collateral Agent so directing the Collection Deposit Bank at any time (which direction shall be given by the Collateral Agent only upon the occurrence and during the continuation of an Event of Default and which notice shall be sent simultaneously to the Borrower), except to the extent and subject to such terms as may be specified in such notice, the Collection Deposit Bank shall no longer permit withdrawals from the Collection Deposit Account to be made by the Borrower, and, if so directed in such notice, shall promptly transmit to the cash concentration account maintained by the Borrower with First Union National Bank (account number 2001000059003) (the "Borrower Cash Concentration Account") all funds, if any, then on deposit in, or otherwise to the credit of, the Collection Deposit Account (provided that funds on deposit that are subject to collection shall be
         --------
transmitted promptly upon collection). If so directed in such notice, the Collection Deposit Bank shall transmit directly to the Borrower Cash Concentration Account all Daily Receipts and all checks, drafts and other instruments for the payment of money relating to the Accounts included in the Collateral in the possession of the Collection Deposit Bank without depositing such Daily Receipts or such checks, drafts or other instruments in the Collection Deposit Account or any other account.

     4. Upon the occurrence and during the continuation of an Event of Default, the Collection Deposit Bank shall, if requested by the Collateral Agent, furnish the Collateral Agent with monthly statements, in the form and manner typical for the Collection Deposit Bank, of amounts of deposits in, and amounts withdrawn from, the Collection Deposit Account and such other information relating to the Collection Deposit Account at such times as shall be reasonably requested by the Collateral Agent.

     5. For purposes of this Agreement, any officer of the Collateral Agent shall be authorized to act, and to give instructions and notice, for the purposes set forth in this Agreement on behalf of the Collateral Agent hereunder.

     6. The fees for the services of the Collection Deposit Bank shall be mutually agreed upon between the Borrower and the Collection Deposit Bank. The Collateral Agent shall not have any responsibility or liability for the payment of any such fee.

     7. The Collection Deposit Bank may perform any of its duties hereunder by or through its agents, officers or employees and shall be entitled to rely upon the advice of counsel as to its duties. The Collection Deposit Bank shall not be liable to the Collateral Agent for any action required of the Collection Deposit Bank under the terms of this Agreement, if such action was taken or omitted to be taken by it in good faith, nor shall the Collection Deposit Bank be responsible to the Collateral Agent or the Borrower for the consequences of any oversight or error of judgment or be answerable to the Collateral Agent for the same unless the same shall happen through its gross negligence or willful misconduct.

     8. In the event that the Borrower shall replace the Collection Deposit Bank (of which the Borrower shall notify the Collateral Agent in advance), the Collection Deposit Bank or the Borrower, as applicable, will (a) immediately transmit to the Borrower Cash Concentration Account all funds, if any, then on deposit in, or otherwise to the credit of, the Collection Deposit Account, (b) deliver directly to the successor collection deposit bank at the office specified in writing by the Borrower to the Collateral Agent all subsequently received Daily Receipts and all checks, drafts and other instruments for the payment of money relating to the Accounts included in the Collateral that would have been deposited with the Collection Deposit Bank and (c) deliver any Daily Receipts or payments relating to the Accounts included in the Collateral by the Collection Deposit Bank after such replacement, in whatever form received, directly to the successor collection deposit bank at the office specified in writing by the Borrower to the Collateral Agent.

     9. The Borrower consents to the appointment of the Collection Deposit Bank and agrees that it will not withdraw, or request to withdraw, funds from the Collection Deposit Account upon the occurrence and during the continuation of an Event of Default unless such withdrawal is consented to in writing by the Collateral Agent. The Borrower acknowledges that the Collection Deposit Bank shall incur no liability to the Borrower as a result of any action taken pursuant to an instruction given by the Collateral Agent in accordance with the provisions of this Agreement.

     10. The Collateral Agent agrees that it will provide the Collection Deposit Bank with notice as specified in paragraph 3 of this Agreement only if an Event of Default has occurred and is continuing under this Agreement or any other Loan Document.

     11. The term of this Agreement shall extend from the date hereof until the earlier of (a) the date on which all Obligations and (b) any date on which the Collection Deposit Bank shall not be serving in its capacity as collection deposit bank hereunder as provided in paragraph 8 above. The obligations of the Collection Deposit Bank contained in the third sentence of paragraph 8 shall survive the termination of this Agreement.

     12. All notices and communications hereunder shall be in writing (except where telephonic instructions or notices are authorized herein) and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telex or facsimile) (a) in the case of the Collateral Agent, addressed to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, to the attention of Janet Belden (Telecopy No. (212) 552-5658) with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, to the attention of Neil Boylan, (Telecopy No. (212) 552-5658), and (b) in the case of the Collection
Deposit Bank, addressed to [            ], to the attention of [             ].

     13. The Collection Deposit Bank will not (except as contemplated in paragraph 8 above) assign or transfer any of its rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the other parties hereto.

     14. This Agreement may be amended only by a written instrument executed by the Collateral Agent, the Collection Deposit Bank and the Borrower, acting by their representative officers thereunto duly authorized.

     15. Except as otherwise provided in the Credit Agreement with respect to rights of set-off available to the Collection Deposit Bank in the event that it is also a Lender under the Credit Agreement, the Collection Deposit Bank hereby irrevocably waives, effective upon the occurrence and during the continuation of an Event of Default, any right to set-off against, or otherwise deduct from, any funds (with the exception of service fees and deposited items which have been returned) then or at any time thereafter held in the Collection Deposit Account for any indebtedness or other claim then or at any time thereafter owed by the Borrower to the Collection Deposit Bank.

     16. Except to the extent the laws of the state of [             ] govern
the Collection Deposit Account, this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     17. This Agreement (a) shall inure to the benefit of and be binding upon the Collateral Agent, the Collection Deposit Bank, the Borrower and their respective successors and assigns and (b) may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                                ADVANCE STORES COMPANY
                                                INCORPORATED,

                                                  by
                                                    ---------------------------
                                                    Title:

                                                JPMORGAN CHASE BANK, as
                                                Collateral Agent,

                                                  by
                                                    ---------------------------
                                                    Title:

                                                [                          ],
                                                as Collection Deposit Bank,

                                                  by
                                                    ---------------------------
                                                    Title:

                                                                  Annex 2 to the
                                                              Security Agreement

                                    [Form Of]
                             PERFECTION CERTIFICATE

     Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                        ------
Agreement"), among Advance Auto Parts, Inc. ("Holdings"), Advance Stores
---------                                     --------
Company, Incorporated (the "Borrower"), the lenders from time to time party
                            --------
thereto (the "Lenders"), JPMorgan Chase Bank, as administrative agent for the
              -------
Lenders, Collateral Agent and issuing bank, Credit Suisse First Boston, as syndication agent, and Lehman Commercial Paper Inc., as syndication agent, (b) the Guarantee Agreement dated as of November 28, 2001, among the Subsidiary Guarantors (as defined therein), Holdings and the Collateral Agent and (c) the Security Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among the
                                           ------------------
Borrower, Holdings, the Subsidiary Guarantors and the Collateral Agent. All capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement or the Security Agreement, as applicable.

     The undersigned, a Financial Officer of Borrower, hereby certifies to the Collateral Agent and each other Secured Party as follows:

     1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

     (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

     (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

     (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

     (e) Set forth below is the Federal Taxpayer Identification Number of each
Grantor:

     (f) Set forth below is the organizational number of each Grantor that is a registered organization:

     2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor                Mailing Address           County        State
-------                ---------------           ------        -----


     (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor                Mailing Address           County        State
-------                ---------------           ------        -----


     (c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor                                          Jurisdiction
-------                                          ------------

     (d) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b) or (c) above:

Grantor                Mailing Address           County        State
-------                ---------------           ------        -----


     (e) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor                Mailing Address           County        State
-------                ---------------           ------        -----

     (f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor                Mailing Address           County        State
-------                ---------------           ------        -----


     3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

     4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in
Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

     5. UCC Filings. Duly [authenticated] [signed] financing statements on Form UCC-1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction identified with respect to such Grantor in [Section 2] [Section 2(a) or 2(b)] hereof.

     6. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

     7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above have been or will be paid.

     8. Stock Ownership. Attached hereto as Schedule 8 is a true and correct list of all the duly authorized, issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests in the Borrower and of each Subsidiary and the record and beneficial owners of such stock, partnership interests, limited liability company membership interests or other equity interests. Also set forth on Schedule 8 is each equity investment of Holdings and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

     9. Debt Indebtedness. Attached hereto as Schedule 9 is a true and correct list of all instruments, including promissory notes and other evidence of indebtedness, held by Holdings and each Subsidiary, including all intercompany notes between Holdings and each Subsidiary of Holdings and between each Subsidiary of Holdings and each other such Subsidiary.

     10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by Holdings to any Subsidiary of Holdings or made by any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any Subsidiary of Holdings.

     11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (b) if different from the name identified pursuant to clause
(a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

     12. Intellectual Property. Attached hereto as Schedule 12(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 12(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

     13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of commercial tort claims held by any Grantor, including a brief description thereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this 28th day of November 2001.

                                              ADVANCE STORES COMPANY,
                                              INCORPORATED,

                                                by
                                                  ---------------------------
                                                  Name:
                                                  Title: [Financial Officer]

                                                                  Annex 3 to the
                                                              Security Agreement

                         SUPPLEMENT NO. [  ] dated as of [         ], to the
                    Security Agreement dated as of November 28, 2001, among ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the "Borrower"), ADVANCE AUTO PARTS, INC., a Delaware corporation ("Holdings"), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Holdings and the Borrower are referred to collectively herein as the "Grantors") and JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined therein).

     A. Reference is made to (a) the Credit Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdings, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and as issuing bank (in such capacity, the "Issuing Bank"), Credit Suisse First Boston, as syndication agent, and Lehman Commercial Paper Inc., as syndication agent, and
(b) the Guarantee Agreement dated as of November 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Subsidiary Guarantors, Holdings and the Collateral Agent.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement, as applicable.

     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.
Section 7.15 of Security Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit

Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Grantor agree as follows:

     SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor other than Collateral (i) consisting of goods in transit between facilities, whether in vehicles owned by the applicable Grantor or on common carriers and (ii) located in temporary warehousing which will remain in such warehousing for no longer than one month and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor and its jurisdiction of formation.

     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

     SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

     IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                              [Name Of New Grantor],
                                                by

                                                  --------------------------
                                                  Name:
                                                  Title:
                                                  Address:

                                              JPMORGAN CHASE BANK, as
                                              Collateral Agent,
                                                by

                                                  --------------------------
                                                  Name:
                                                  Title:

                                                                      SCHEDULE I
                                                   to Supplement No. [  ] to the
                                                              Security Agreement

                             LOCATION OF COLLATERAL
                             ----------------------

Description                                     Location
-----------                                     --------